As submitted to the Securities and Exchange Commission on June 15, 2022

Registration No. 024-11342

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST QUALIFIATION AMENDMENT NO. 1 DATED JUNE 15, 2022

TO THE OFFERING CIRCULAR DATED MAY 10, 2021

FORM 1-A

REGULATION A POST-QUALIFICATION OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

STELLA DIAGNOSTICS, INC.
(Exact name of issuer as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

50 West Broadway, Suite 300

Salt Lake City, Utah 84101

(Address, including zip code, and telephone number, including area code, of issuer’s principal executive office)

Copy to:

Matthew McMurdo, Esq.

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (917) 318-2865

EXPLANATORY NOTE

This Post-Qualification Offering Circular Amendment No. 1 amends, and should be read in conjunction with, the offering circular of Stella Diagnostics, Inc. (the “Company”), which was qualified by the Securities and Exchange Commission (the “Commission”) on June 23, 2021, as well as Supplement No. 2 dated April 8, 2022. Unless otherwise defined in this amendment, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. This Post-Qualification Amendment No. 1 seeks to modify references within the Offering Circular to the termination of the offering such that the Company has elected to extend the offering for an additional 1 year. As a result, the Company seeks to provide updated financial statements for the most recent fiscal years ended December 31, 2021, and 2020 in order to comply with 253 (g)(2) under the Securities Act of 1933.

The purpose of this post-qualification amendment is to add to the Offering Statement, as amended and qualified, the financial statements for the most recent fiscal year ended of Stella Diagnostics, Inc. and to amend, update and/or replace certain information contained in the Offering Circular in order to extend the Company’s Offering for a period of 1 year. The updated financial statements are attached as a supplement to this Post Qualification Amendment.

This Post-Qualification Amendment No. 1 amends the Offering Circular of Stella Diagnostics, Inc., originally qualified on June 23, 2021, and as may be amended and supplemented from time to time (the “Offering Circular”), to extend the offering for an additional 1 year, to update the financial statements to the Offering Circular and to update certain other information in the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

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OFFERING CIRCULAR

STELLA DIAGNOSTICS, INC.

4,000,000 Shares of Series D Preferred Stock

By this Offering Circular, Stella Diagnostics, Inc., a Wyoming corporation, is offering for sale a maximum of 4,000,000 shares of its Series D Preferred Stock

(the “Offered Shares”), at a price of $5.00 per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. 927,514 Offered Shares are being sold on behalf of selling shareholders. The proceeds from the balance of the offering, being 3,072,486 Offered Shares, will become immediately available to us and may be used as they are accepted as discussed below. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See Plan of Distribution).

	Price to Public	Broker-Dealer Commissions	Proceeds to the Company(1)	Proceeds to Selling Shareholders(2)
Per Series D Preferred Share	$5.00	$0.00	$5.00	$5.00
Maximum Total Offering	$20,000,000	$0	$20,000,000	$4,637,570

(1)	Does not account for the payment of expenses of this offering estimated at $585,000. (See Plan of Distribution).

(2)	As stated above and elsewhere in this offering circular, there are shareholders on behalf of whom 927,514 of the Offered Shares in this this offering are being sold.

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Stella Diagnostics, Inc.

Our common stock is quoted on the OTC Pink, which is operated by OTC Markets Group, Inc. (OTC Markets), under the ticker symbol SLDX. On June 8, 2022, the closing price of our common stock was $0.749 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 10, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

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THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in the Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards (page 36). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the “offering circular” format, pursuant to the General Instructions of Part II(a)(1)(i) of Form 1-A.

The date of this Offering Circular is June 15, 2022.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Stella Diagnostics Inc., a Wyoming corporation.

Our Company

Stella Diagnostics, Inc. was incorporated in 1992 in the State of Delaware, under the name Harbour Capital Corp. On January 18, 2008, the company redomiciled in the State of Florida and on July 5, 2013 redomiciled in the State of Wyoming. Since its incorporation, it changed its name to SuperPro Vending Group, Inc., then to AFA Music Group, Ltd., then to 3D Eye Solutions, Inc., then to Oak River Technology briefly and then reverted back to 3D Eye Solutions, Inc., thereafter to JMD Properties, Inc., and recently, following our reverse acquisition by Stella Diagnostics, LLC in August 2020, to Stella Diagnostics, Inc, at which time the Company changed its business focus from real estate holdings and operations to clinical diagnostics. Prior to the reverse acquisition on August 20, 2020, Stella Diagnostics, LLC was operating as a clinical and translational research diagnostics company that was created and began operations in February 2020. Between February 2020 and August 2020, Stella Diagnostics, LLC built its core molecular diagnostics team, put together its preliminary plan of operations and sought financial backing to fund its operations, which garnered the interest of JMD Properties, Inc. in mid-2020, leading to merger discussions and consummation of a reverse acquisition in August 2020, wherein the shareholders of Stella Diagnostics, LLC became the majority holders of JMD Properties, Inc. and Stella Diagnostics, LLC became a wholly-owned subsidiary of the Company. The Company is headquartered in Salt Lake City, Utah and continues to maintain its corporate registration in Wyoming.

On August 20, 2020, pursuant to an Agreement and Plan of Merger and Reorganization, by and among JMD Properties, Inc., JMD Merger Sub LLC, acquired 100% of the issued and outstanding membership units of Stella Diagnostics, LLC, divested itself of all of its prior real estate holdings and operations, and commenced new operations under a totally new line of business, as a medical diagnostics company (the “Transaction”). On August 25, 2020, JMD Properties, Inc. as the parent company of Stella Diagnostics, LLC, changed its name to Stella Diagnostics, Inc. For accounting purposes, Stella Diagnostics, LLC was deemed the “accounting acquiror” in the Transaction.

As recommended and approved by the Company’s board of directors and as approved by the holders of the Series D Preferred Stock, on March 11, 2022 we filed an amendment to the Certificate of Designation for our Series D Preferred Stock (the “Amended Certificate of Designation”) to Amend the Series D Conversion Ratio (as defined in the Amended Certificate of Designation) as follows:

“The Series D Conversion Price divided by .25, where the “Series D Conversion Price” shall initially be equal to $5.00 per Series D Preferred Share.”

In connection with the adoption of the Amended Certificate of Designation, we hereby make the following changes to the Offering Circular:

In addition, we filed the Amended Certificate of Designation as Exhibit 2.6 to the Offering Circular Supplement, dated April 7, 2022.

Our primary business is as a molecular diagnostics-based organization that uses targeted mass spectrometry to determine the level of disease progression in tissue of the lower esophagus. We aim to create molecular diagnostic assays for premalignant diseases as well as diagnostic tests to assist with the identification and quantification of proteomic expression patterns associated with disease stability or progression of the distal esophagus. We have unvalidated clinical data that supports our methodologies and have received much interest from healthcare providers in a number of specialties (pathology, oncology and gastroenterology) as well as medical institutions who are interested in validating and potentially utilizing our diagnostic test technology. Extensive product validation data is a fundamental driver of customer loyalty and our reputation with life science researchers and medical institutions. In the main, our proprietary technology, which we are developing into easy-to-use assays for clinical guidance, is based on rigorous research by domain experts and practicing physicians and may notify providers if common diseases of the esophagus like Gastrointestinal reflux disease (“GERD”) and Barrett’s esophagus (“BE”) express proteins associated with normal or carcinogenic processes. With our panel of biomarkers and targeted proteomics method, our tests can better inform gastroenterologists, surgical oncologists and pathologists which patients are high risk for disease progression into precancer or cancer. The predictive test panel is aimed to be offered as a Laboratory Developed Test (“LDT”) in a College of American Pathologists (“CAP”)/Clinical Laboratory Improvement Amendments (“CLIA”) Certified moderate complexity laboratory. We intend to use the majority of the proceeds of this offering for additional research and development (“R&D”). With additional R&D and the accumulation of preliminary data from our clinical efforts, we believe that we may also yield novel druggable targets to inhibit BE pathogenesis and/or treat esophageal cancer (“EC”). We believe that informing physicians, through our tests, of the biomarkers playing a role in the pathogenesis of GERD, BE and EC, early in the patient’s treatment plan will help providers extend lives.

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Offering Summary

Issuer	Stella Diagnostics, Inc.

Securities Offered (Offered Shares)	3,072,486 shares of Series D Preferred Stock, par value $0.001 on behalf of the Company and 927,514 shares of Series D Preferred Stock, par value $0.001 on behalf of selling shareholders.

Offering Price	$5.00 per Offered Share.

Shares Outstanding Before this Offering	98,029,513 shares of common stock; 100,000 shares of Series A Preferred Stock; and 940,514 shares of Series D Preferred Stock.

Shares Outstanding After this Offering	98,029,513 shares of common stock; 100,000 shares of Series A Preferred Stock; and 3,980,000 shares of Series D Preferred Stock.

Minimum Number of Shares to Be Sold in this Offering	None.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified. Further, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. (See “State Law Exemptions and Investor Suitability”).

Market for Our Stock	Our common stock is quoted on the OTC Markets Pink tier under the ticker symbol SLDX.

Termination of this Offering

This Offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this post-qualification amendment to the offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

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Use of Proceeds

927,514 Offered Shares are being sold on behalf of selling shareholders. Accordingly, we will apply the proceeds of 927,514 Offered Shares of this offering to said shareholders and the balance of the proceeds from this offering will broadly be applied for Product Research, Development, and Infrastructure related costs including tissue acquisition and those related to collaborative research organizations, Corporate, Governance and IP related administrative costs, and Potential Investments/Further Research and Product Development matters. If we sell less than the maximum amount of Offered Shares, we will reduce the proceeds applied to the selling shareholders on a pro rata basis, such that the selling shareholders will receive the same percentage of the total Offering amount as they would have had the Offering been fully subscribed.

Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares. (See “Risk Factors”).

Corporate Information

Our principal executive offices are located at 50 West Broadway, Suite 300, Salt Lake City, Utah 84101; our telephone number is (201) 381-1474; our corporate website is located at www.stelladx.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects, and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See Cautionary Statement Regarding Forward- Looking Statements).

Risks Related to Our Company

We have a limited operating history in our current line of business, and there are risks and uncertainties encountered by early-stage companies.

We have a limited operating history in our current line of business. We completed the Transaction with Stella Diagnostics, LLC, which operates our principal line of business, in August 2020. Prior to August 2020, our primary business was real estate. In addition, prior to the Transaction, Stella Diagnostics, LLC had only been in operation since February 2020. As a result, we have a limited operating history with which you can evaluate our business and prospects. Our prospects must be considered in light of the risks encountered by companies in the early stages of development in highly competitive markets, including, among other things, our lack of brand recognition and lack of capital. You should consider the frequency with which early-stage businesses encounter unforeseen expenses, difficulties, complications, delays and other adverse factors.

We may not be successful in executing our business plan.

The execution of our business plan poses many challenges and is based on a number of assumptions. We may not be able to successfully execute our business plan. We have currently have four tests, each based on a different set of biomarkers, all of which are in the pre-commercialization development stage. If we experience significant cost overruns on our clinical trials for our four current tests or future tests, or if our business plan is more costly than we anticipate, certain research and development activities may be delayed or eliminated, resulting in changes or delays to our commercialization plans, or we may be compelled to secure additional funding (which may or may not be available) to execute our business plan. We cannot predict with certainty our future revenues or results from our operations. If the assumptions on which our revenue or expenditure forecasts are based change, the benefits of our business plan may change as well. In addition, we may consider expanding our business beyond what is currently contemplated in our business plan. Depending on the financing requirements of a potential acquisition or new product opportunity, we may be required to raise additional capital through the issuance of equity or debt. If we are unable to raise additional capital on acceptable terms, we may be unable to pursue a potential acquisition or new product opportunity.

We may never earn a profit.

Because we lack an operating history, we are unable to offer assurance that we will ever earn a profit. Following our August 2020 Transaction with Stella Diagnostics, LLC, our current business plan is in its early stages. We have not yet generated or realized any revenues from our current business plan. To date, we have experienced negative cash flow from development of our biomarkers. We expect to incur substantial net losses for the foreseeable future to further develop and commercialize our biomarkers. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue from our biomarkers or attain profitability, we will not be able to sustain operations.

Because of the numerous risks and uncertainties associated with further development and commercialization of our biomarkers and any future tests, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our common stock. An investor in our Series D Preferred Stock must carefully consider the substantial challenges, risks and uncertainties inherent in the development and commercialization of tests in our industry. We may never successfully commercialize our biomarkers or any future tests, and our business may fail.

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If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our diagnostic business, which could place a significant strain on our Company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently only have two employees, David Seaburg and Joseph Abdo, and, to execute our business plan, will be required to obtain others.

Currently, we have only two full time employees, David Seaburg and Joseph Abdo. Thus, our success will depend, in large part, on the skill, expertise, and acumen of Mr. Seaburg and Mr. Abdo. If either ceases to participate in our Company’s activities for any reason, our Company’s ability to operate would be severely impaired. We are highly dependent on the continued services and performance of Mr. Seaburg and Mr. Abdo, and our success as a Company depends in part on their efforts and wherewithal. In addition, much of our key technology and systems have been custom made for our business by Mr. Abdo so that the loss of Mr. Abdo could disrupt the operation of our business and have an adverse effect on our ability to commercialize our tests and grow, including delays and cost increases in commercializing our tests as new or other employees gain familiarity with our technology and systems. We do not currently carry “key man” insurance on Mr. Seaburg and Mr. Abdo, although we may purchase such insurance in the future if it can be obtained for reasonable premiums.

In addition to Mr. Seaburg and Mr. Abdo, we also currently rely on several contract employee arrangements with other individuals and outsource certain services including clinical advisors. In order to execute our business plan, we expect we will be required to expand our base of employees and contractors in the future, and our future success will depend in part upon our ability to attract, motivate and retain highly skilled personnel. We may have difficulty attracting and retaining such personnel due to our lack of resources.

If it became necessary and we were unable to raise additional capital on acceptable terms in the future, it may limit our ability to develop and commercialize new tests and technologies and expand our operations.

We expect capital outlays and operating expenditures to increase over the next several years as we expand our infrastructure, commercial operations and research and development activities. Specifically, we may need to raise capital to, among other things, expand and fund the commercialization of our products, increase our selling and marketing efforts, further expand our clinical laboratory operations, technologies and research and development activities, invest in complementary businesses or assets or finance capital expenditures and general and administrative expenses.

Our present and future funding requirements will depend on many factors, including establishing reimbursement arrangements with third-party payors, costs associated with expanding our commercial and laboratory operations, spending on research and development activities, costs associated with acquiring or investing in new technologies or complementary businesses, costs associated with obtaining and protecting our intellectual property rights, if applicable, and the costs and potential delays involved with any regulatory validations or approvals.

We cannot assure you that we would be able to obtain additional funds on acceptable terms, or at all. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity or debt securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock and could impose significant restrictions on our operations. If we raise funds through collaborations, we might be required to relinquish significant rights to our technologies or products, on terms that are not favorable to us. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more research and development programs or selling and marketing initiatives. Any or all of these factors could harm our business, operating results and financial condition.

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We may be unable to manage our future growth and operational expansion effectively, which could make it difficult to execute our business strategy.

Future growth, including the development of new capabilities, infrastructure, and processes to support our commercialization efforts, will impose significant added responsibilities on management, including the need to identify, recruit, train and integrate additional employees to add new and extend existing organizational capabilities in multiple areas, including operations, R&D, quality, regulatory, commercial, finance, legal, and others. In addition, rapid and significant growth may place strain on these and other areas and functions. Our ability to manage our operations and growth will require us to continue to improve our operational, financial and management controls, reporting systems and procedures. If we are unable to manage our growth effectively, it may be difficult for us to execute our business strategy.

New diagnostic product development involves a lengthy and complex process, and we may be unable to commercialize on a timely basis, or at all, any of the tests or products we develop individually or with any collaborators in the future.

At any point, we may delay or abandon a development program, or we may be required to expend unanticipated and considerable resources conducting or repeating clinical studies, which could adversely impact potential revenue and our expenses. In addition, any delay in product development could provide our competitors with additional time to commercialize competing products before we do, which in turn may adversely affect our growth prospects and operating results. In addition, the success of the development programs that require collaboration with third parties, will be dependent on the continued success of such collaborators. There is no guarantee that any of our future collaborators will continue to be successful and, as a result, we may expend considerable time and resources developing diagnostic assays that will not ultimately be commercialized.

We are dependent on our information technology and telecommunications systems, and any failure of these systems could harm our business.

We depend on information technology, or IT, and telecommunications systems for significant aspects of our operations. In addition, in the future, once our tests are commercialized, any third-party billing and collections provider we use would be dependent upon telecommunications and data systems provided by outside vendors and information it receives from us on a regular basis. These IT and telecommunications systems would support a variety of functions, including test processing, sample tracking, quality control, customer service and support, billing and reimbursement, research and development activities, and our general and administrative activities. Failures or significant downtime of our IT or telecommunications systems or those used by such third-party service providers could prevent us from processing tests, providing test results to physicians, billing payors, processing reimbursement appeals, handling physician inquiries, conducting research and development activities, and managing the administrative aspects of our business. Any disruption or loss of IT or telecommunications systems on which critical aspects of our operations depend could have an adverse effect on our business and our product development and revenues.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we and once our tests are commercialized in the future, any third-party billing and collections providers we may use at such time, would or do collect and store sensitive data, including legally protected health information, sensitive personal data, credit card information, personally identifiable information about our employees, customers and patients, intellectual property, and our proprietary business information and that of any of our future customers, payors and collaboration partners. At such time, we may decide to manage and maintain any such applications and data utilizing a combination of on-site systems, managed data center systems and cloud-based data center systems. Such applications and data would encompass a wide variety of business-critical information including research and development information, commercial information and business and financial information. If we use these applications, we would face risks relative to protecting this critical information, including loss of access risk, inappropriate disclosure risk and inappropriate modification risk combined with the risk of our ability to identify and audit our controls over the first three risks.

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It may be that the secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy, and as such we would need to devote significant resources to protecting such information. Although we will take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure, and that of our future third-party billing and collections provider, may be vulnerable to attacks by hackers or viruses, or breached due to employee error, malfeasance or other disruptions. Any such breach or interruption could compromise our networks and the information stored therein could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as the Health Insurance Portability and Accountability Act of 1996, similar U.S. state data protection regulations, including the California Consumer Privacy Act, the E.U. General Data Protection Regulation, or GDPR, and other regulations, the breach of which could result in significant penalties. Unauthorized access, loss or disclosure could also disrupt our operations, including our ability to process tests, provide test results, bill payors or patients, process claims and appeals, provide customer assistance services, conduct research and development activities, collect, process and prepare company financial information, provide information about our tests and other patient and physician education and outreach efforts through our website, manage the administrative aspects of our business and damage our reputation, any of which could adversely affect our business.

In addition, the interpretation and application of consumer, health-related and data protection laws in the U.S., Europe and elsewhere are often uncertain, contradictory and in flux. Complying with these various laws could in addition cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business.

If we were sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.

The marketing, sale and use of our tests, once commercialized, could lead to the filing of product liability claims if someone were to allege that our tests failed to perform as designed. We may also be subject to liability for errors in the test results we provide to physicians or for a misunderstanding of, or inappropriate reliance upon, the information we provide. A product liability or professional liability claim could result in substantial damages and be costly and time consuming for us to defend. Although we anticipate maintaining product and professional liability insurance, we cannot assure you that any such insurance would protect us from the financial impact of defending against product liability or professional liability claims or any judgments, fines or settlement costs arising out of any such claims. Any product liability or professional liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could cause injury to our reputation, result in the recall of our products, or cause any of our clinical partners at such time to terminate existing agreements and potential clinical partners to seek other partners, any of which could impact our results of operations.

If we use hazardous materials in a manner that causes injury, we could be liable for damages.

Our activities currently, directly or indirectly, require the use of hazardous materials and medical specimens. We cannot eliminate the risk of accidental contamination or injury to employees or third parties from the use, storage, handling or disposal of these materials or specimens. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could exceed our resources or any applicable insurance coverage we may have. Additionally, we or such of our collaborators, as applicable, are subject on an ongoing basis to federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products, as well as regulations relating to the safety and health of laboratory employees. The cost of compliance with these laws and regulations may become significant and could negatively affect our operating results.

Our Articles of Incorporation require us to indemnify our directors, officers and legal representatives.

Our Articles of Incorporation permit the company to indemnify any and all directors, officers and agents of the company with respect to, among other things, and to the maximum extent permitted by Wyoming law, their liability in such roles. Our Articles of Incorporation also authorize the Company to provide contractual indemnification obligations under our agreements with our directors, officers, and agents of the Company to the maximum extent permitted by law. In addition, the company has entered into contractual indemnification agreements with each of its board members. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and agents for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

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Risks Relating to Development, Commercialization and Sales

We expect to continue to incur significant expenses to develop and market our tests, which may make it difficult for us to achieve sustained profitability.

From our inception in February 2020, we have not generated revenues but are incurring expenses. We expect to continue to invest in development of our assays for commercialization and until commercialized, anticipate operating at a loss. We also expect our expense levels to continue to increase for the foreseeable future as we seek to commercialize our tests. As a result, we will need to generate significant growth in revenues thereafter in order to achieve sustained profitability. Our failure to achieve increased revenue or sustained profitability in the future could cause the market price of our common stock to decline.

We may encounter substantial delays in future clinical trials (prospective and retrospective) or may not be able to conduct or complete clinical trials on the expected timelines, if at all.

Clinical testing is expensive, time consuming, and subject to uncertainty. We cannot guarantee that any of our ongoing and planned clinical trials will be conducted as planned or completed on schedule, if at all. Moreover, even if these trials are initiated or conducted on a timely basis, issues may arise that could result in the suspension or termination of such clinical trials. A failure of one or more clinical trials can occur at any stage of testing, and our ongoing and future clinical trials may not be successful.

Our clinical research may fail to demonstrate substantial evidence of the effectiveness of tests that we may identify and pursue for their intended uses, which would prevent, delay or limit the scope of commercialization.

Before commercial sales of any of our tests, we must demonstrate through lengthy, complex and expensive studies, preclinical studies and clinical trials that the applicable product candidate is effective for use in each target indication. Each product candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical development process.

Diagnostic test development involves a lengthy and complex process, and we may be unable to commercialize on a timely basis, or at all, any tests we may develop.

As of the date of this Offering Circular, our tests are in the development and pre-commercialization stage, and we devote considerable resources to research and development. There can be no assurance that our tests will be capable of reliably predicting the recurrence of diseases of the esophagus or other diseases for which our tests apply with the sensitivity and specificity necessary to be clinically useful and commercially viable. We also cannot be certain that the products we launch will attain use among the intended target of community medical professionals, including oncologists and pathologists. In addition, before we can develop diagnostic tests for diseases and commercialize our products, we will need to:

•	conduct substantial research and development;

•	conduct validation studies;

•	expend significant funds;

•	develop and scale our laboratory processes to accommodate different tests; and

•	develop and scale our infrastructure including our operational systems, supply chain, and inventory management, and customer service to establish and add new capabilities.

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                Our product development process involves a high degree of risk and may take several years. Our product development efforts may fail for many reasons, including:

•	failure of the product at the research or development stage;

•	difficulty in accessing tissue samples; or

•	lack of clinical validation data to support the effectiveness of the product.

Few research and development projects result in commercial products, and success in early clinical trials often is not replicated in later studies. At any point, we may abandon development of a product candidate, or we may be required to expend considerable resources repeating clinical trials, which would adversely impact the timing for generating potential revenues from those tests. If a clinical validation study fails to demonstrate the prospectively defined endpoints of the study, we might choose to abandon the development of the product or product feature that was the subject of the clinical trial, which could harm our business. In addition, competitors may develop and commercialize competing products faster than we are able to do so.

If we are unable to support demand for our tests, once commercialized, including successfully managing the evolution of our technology and business systems, our business could suffer.

Once we commercialize our tests, as our test volume grows and we examine additional means through which we can provide our tests, we will likely need to ramp up our testing capacity, implement increases in scale and related processing, customer service, billing and systems process improvements, and expand our internal quality assurance program, technology and manufacturing platforms to support testing on a larger scale. We will also need additional certified laboratory scientists and other scientific and technical personnel to process higher volumes of our tests. We cannot assure you that any increases in scale, related improvements and quality assurance will be successfully implemented or that appropriate personnel will be available. As our products are commercialized, we will likely need to bring new equipment on-line, implement new systems, technology, controls and procedures and hire personnel with different qualifications. We cannot assure you that any such efforts will not result in delays. Failure to implement necessary procedures, transition to new equipment or processes or to hire the necessary personnel could result in higher cost of processing or an inability to meet market demand. There can be no assurance that we will be able to perform tests on a timely basis at a level consistent with demand, that our efforts to commercialize and then scale our commercial operations will not negatively affect the quality of test results, or that we will be successful in responding to the growing complexity that testing operations demands. If we encounter difficulty meeting market demand or quality standards for our tests, our reputation could be harmed, and our future prospects and our business could suffer.

Our clinical data is not validated and may not be validated, which could harm our customer loyalty and reputation.

If our diagnostic tests do not satisfy applicable quality criteria, specifications and performance standards, we could experience delayed or reduced market acceptance of our products, increased costs and damage to our reputation. We currently have unvalidated clinical data to support our tests. Extensive product validation data is a fundamental driver of customer loyalty and our reputation with life science researchers. Our success depends on our customers’ confidence that we can provide reliable, consistently high-quality diagnostic tests, which includes our ability to provide validated data to support our customers’ use of our tests. Our reputation and the public image of our products and technologies may be impaired if our tests fail to perform as expected or fail to meet applicable quality criteria, specifications or performance standards. If our products experience, or are perceived to experience, a material defect or error, this could result in damaged reputation and diversion of development resources, either of which could harm our business.

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We may experience limits on our revenues if physicians decide not to order our tests.

If medical practitioners do not order the future tests developed or offered by us, we will likely not be able to create and subsequently maintain demand for our products in sufficient volume for us to achieve sustained profitability. To generate demand, we will need to make medical specialists including surgeons and pathologists aware of the benefits of each type of test through published papers, presentations at scientific conferences and one-on-one education by any salesforce we may hire or employ in the future. In addition, we will need to demonstrate our ability to, once our tests are commercialized, obtain and maintain adequate reimbursement coverage from third-party payors.

We will need to continue to educate physicians and payors about the benefits and cost-effectiveness of our tests, once commercialized and to establish reimbursement arrangements for these tests with payors. We expect to need to hire some commercial, sales, scientific, technical and other personnel to support this process. If our marketing and educational efforts do not result in sufficient physician demand, we may not be able to obtain adequate reimbursement for our tests. If we fail to successfully establish adoption of and additional reimbursement beyond Medicare for our tests, our reputation could be harmed and our business could suffer.

Some doctors may decide not to use our tests due to their price, all or part of which may be payable directly by the patient if the applicable payor denies reimbursement in full or in part. Even if medical practitioners recommend that their patients use our tests (once commercialized), patients may still decide not to use our tests. Additionally, the current economic environment in the United States and abroad could continue to negatively impact patients, resulting in higher co-payments and insurance premiums or the loss of healthcare coverage, which may result in delayed medical check-ups or an inability to pay for our tests. If only a small portion of the target patient population uses our tests, we will experience limits on our revenues and our ability to achieve sustained profitability.

If we are unable to develop products to keep pace with rapid technological, medical and scientific change, our operating results could be harmed.

In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cancer. For example, technologies now permit measurement of gene expression in fixed paraffin-embedded tissue specimens or blood or urine. There have also been advances in methods used to analyze very large amounts of genomic information, specifically NGS. These advances will require us to continuously develop our technology, develop new products and enhance products, once commercialized, to keep pace with evolving standards of care. After commercialization, our tests could become obsolete unless we continually innovate and expand those products to demonstrate recurrence and treatment benefit in patients treated with new therapies. New treatment therapies typically have only a few years of clinical data associated with them, which limits our ability to perform clinical studies to a new treatment’s effectiveness. Additionally, as new products are developed, evolving industry standards and metrics may slow the widespread adoption of any new products we may introduce. If we are unable to demonstrate the applicability of our tests to new treatments or to keep pace with new industry standards, sales of our tests, once commercialized, could decline, which would harm our revenues.

If we are unable to compete successfully, we may be unable to generate revenues or achieve sustained profitability.

We compete in a rapidly evolving and highly competitive industry, and there are a number of private and public companies that offer products or have conducted research to profile biological pathologies. As we look to expand our research, development and commercialization efforts, we may face competition from such companies. We imagine that our principal competition will come from existing diagnostic methods used by pathologists and oncologists, and such traditional diagnostic methods can be difficult to change or supplement. Once our tests are commercialized, we will likely also face competition from commercial laboratories with strong distribution networks for diagnostic tests. Other potential competitors include companies that develop diagnostic tests, as well as academic and research institutions.

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In addition, competitors may develop their own versions of our tests, once commercialized, in countries where we did not apply for patents, where patents we hold at such time have not issued or where any intellectual property rights we may hold are not recognized and compete with us in those countries, including encouraging the use of their test by physicians in other countries. Many of our potential competitors have widespread brand recognition and substantially greater financial and technical resources and development, production and marketing capabilities than we do. Others may develop lower-priced tests that could be viewed by physicians and payors as functionally equivalent to our tests, or offer tests at prices designed to promote market penetration, which could force us to lower the prices we hope to charge for our tests and impact our operating margins and our ability to achieve sustained profitability. Some competitors have developed tests cleared or approved for marketing by the FDA. There may be a marketing differentiation or perception that an FDA-cleared or approved test is more desirable than the tests we are developing, which are LDTs, and that may discourage adoption of and reimbursement for our tests, once commercialized. If we are unable to compete successfully against future competitors, we may be unable to achieve market acceptance for and sales of our tests, which could prevent us from generating revenues or achieving sustained profitability and could cause the market price of our common stock to decline.

If a clinical research subject’s sample falls outside of the scope of an approved Institutional Review Board application, we could become involved in legal challenges.

We have implemented measures designed to ensure that all clinical data and biological samples that we receive from our clinical collaborators will be collected from subjects who fit the inclusion criteria for our research. We seek to ensure such data and samples will be provided to us as de-identified specimen. Our clinical collaborators conduct research in a number of different states. The collection of data and samples in many different states results in complex legal questions regarding the adequacy of exemption from informed consent due to use of de- identified samples. Therefore, in addition to the measures we will implement, we will rely on collaborating medical centers and contract laboratories to comply with the inclusion criteria for samples approved by the respective IRBs. Any future findings against us, or our clinical collaborators, could deny us access to or force us to stop using some of our clinical samples, which would hinder our molecular information product development efforts. We could become involved in legal challenges, which could consume our management and financial resources.

Risks Related to Intellectual Property

If we are unable to obtain and thereafter maintain intellectual property protection, our competitive position could be harmed.

Our ability to compete and to achieve sustained profitability is impacted by our ability to protect our proprietary discoveries and technologies. We currently have a preliminary patent for one of our tests. We also rely upon trade secret laws to protect unpatented know-how and technological innovation. Our intellectual property strategy is intended to develop and then maintain our competitive position. Our preliminary patent and any future pending applications may not result in issued patents, and we cannot assure you that our preliminary patent as of the date of this agreement might ultimately be issued by the U.S. Patent and Trademark Office, or USPTO, to protect our technology. Any patents that may be issued to us might be challenged by third parties as being invalid or unenforceable, or third parties may independently develop similar or competing technology that avoids any patents we are granted.

If patent regulations or standards are modified, such changes could have a negative impact on our business.

From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress or the USPTO may change the standards of patentability and validity of patents within the diagnostic space, and any such changes could have a negative impact on our business plan. In addition, competitors may develop their own versions of our tests, once commercialized, in countries where we do not apply for patents or where our patents have not issued and compete with us in those countries, including encouraging the use of their tests by physicians in other countries.

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In December 2014, the USPTO published revised guidelines for patent examiners to apply when examining process claims for patent eligibility in view of several recent Supreme Court decisions, including Mayo Collaborative Services v. Prometheus Laboratories, Inc., Association for Molecular Pathology v. Myriad Genetics, Inc., and Alice Corporation Pty. Ltd. V. CLS Bank International, et al. The guidance indicates that claims directed to a law of nature, a natural phenomenon, or an abstract idea that do not meet the eligibility requirements should be rejected as non-statutory, patent ineligible subject matter. While these guidelines may be subject to review and modification by the USPTO over time, we cannot assure you that our preliminary patent and future patent applications will not be negatively impacted by the decisions described above, rulings in other cases or changes in guidance or procedures issued by the USPTO. Additional substantive changes to patent law, whether new or associated with the America Invents Act, may affect our ability to obtain, enforce or defend our preliminary patent and any future patents. Accordingly, it is not clear what, if any, impact the new law will ultimately have on the cost of prosecuting any of our future patent applications, our ability to obtain patents based on our discoveries and our ability to enforce or defend our preliminary patent, all of which could have a material adverse effect on our business plan.

We could face intellectual property infringement claims that could be time-consuming and costly to defend and could result in our loss of significant rights and the assessment of treble damages.

We may in the future, receive notices of claims of infringement and misappropriation or misuse of other parties’ proprietary rights. Some of these claims may lead to litigation. We cannot assure you that we will prevail in such actions, or that other actions alleging misappropriation or misuse by us of third-party trade secrets, alleging infringement by us of third-party patents and trademarks or challenging the validity of our preliminary patent or future patents, will not be asserted or prosecuted against us. If there is a successful claim of infringement against us, we may be required to pay substantial damages (including treble damages if that infringement were found to be wilful) to the party claiming infringement, develop non-infringing technology, stop selling our tests (once commercialized) or using technology that contains the allegedly infringing intellectual property.

We may also initiate claims to defend our intellectual property or to seek relief on allegations that we use or offer to sell technology that incorporates third-party intellectual property. Intellectual property litigation, regardless of outcome, is expensive and time-consuming, could divert management’s attention from our business and have a material negative effect on our business, operating results or financial condition. In addition, revising our tests (once commercialized or even in the development stage) to include the non-infringing technologies would require us to re-validate any work we have already put forth towards the applicable tests, which would be costly and time consuming. Also, we may be unaware of pending third-party patent applications that relate to the tests we are developing or that may relate to our tests, once commercialized. Parties making infringement claims on future issued patents may be able to obtain an injunction that could prevent us from selling our tests (once commercialized) or using technology that contains the allegedly infringing intellectual property to develop our tests, which could harm our business plan.

It is possible that a third party or patent office might take the position that one or more patents or patent applications constitute prior art in the field of diagnostics. In such a case, we might be required to pay royalties, damages and costs to firms who own the rights to these patents, or we might be restricted from using any of the inventions claimed in those patents.

Risks Related to Third Parties

Our research and development efforts will be hindered if we are not able to contract with third parties for access to tissue for clinical trials.

Under standard clinical practice, tumor resections and endoscopic biopsies removed from patients are preserved and stored in either formalin-fixed paraffin embedded (FFPE), or fresh fixatives. In order to add additional biomarkers to the LDT products we are developing, we will need to secure access to these FFPE biopsies and esophagectomy samples, as well as non-protected health information (non-PHI) pertaining to the clinical treatments and outcomes of the patients from which the specimen were derived. Others compete with us for access to these samples. Additionally, the process of negotiating access to samples is lengthy because it typically involves numerous parties and approval levels to resolve complex issues such as usage rights, institutional review board (IRB) approval, privacy rights, publication rights, intellectual property ownership and research parameters. If we are unable to negotiate access to tissue samples on a timely basis or on commercially reasonable terms, or at all, or if other laboratories or our competitors secure access to these samples before us, our ability to research, develop and commercialize future LDT products will be limited or delayed.

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If we cannot successfully enter into relationships with outside third parties, our product development could be delayed which could have an adverse effect on our financial results.

We may rely on clinical collaborators to perform portions of our clinical trial functions. If any such collaborators were to breach or terminate any agreements we may enter into with them on this basis or otherwise fail to conduct the contracted activities successfully and in a timely manner, the research, development or commercialization of the products contemplated by any such collaboration could be delayed or terminated. If any such collaboration agreements are terminated, or if we are unable to renew those agreements, once entered into, on acceptable terms, we would be required to seek alternatives. In such case, we may not be able to negotiate agreements with alternate collaborators on acceptable terms, if at all, and these collaborations may not be successful.

Our success in the future may depend in part on our ability to enter into collaboration agreements with leading research organizations. This can be difficult due to internal and external constraints placed on these organizations. Some organizations may limit the number of collaborations they have with any one company so as to not be perceived as biased or conflicted. Organizations may also have insufficient administrative and related infrastructure to enable collaborations with many companies at once, which can prolong the time it takes to develop, negotiate and implement collaboration. Additionally, organizations often insist on retaining the rights to publish the clinical data resulting from such collaboration. We believe the publication of clinical data in peer-reviewed journals is a crucial step in commercializing and obtaining reimbursement for tests such as ours (once commercialized), and our inability to control when, if ever, results are published may delay or limit our ability to derive sufficient revenues from any products that may result from a collaboration.

Currently, pre-commercialization, we rely on a limited number of suppliers or, in many cases, single suppliers, for laboratory equipment and materials and may not be able to find replacements or immediately transition to alternative suppliers, and post-commercialization, will likely continue to face similar risks.

In developing and testing our diagnostic tests pre-commercialization, we source, and, post commercialization, will likely continue to source components of our technology, including mass spectrometers, reagents, enzymes, tubes and other laboratory materials, from third parties. In particular, our proteomic hardware and many of our reagents and enzymes are solely sourced from suppliers.

For example, without access to certain high-quality mass spectrometers, we would be unable to run our tests and commercialize our products. In addition, our target product customers may be required to use certain proteomic platforms and reagents to run the tests that they develop based on our testing technology. Our failure to maintain a continuous supply of the mass spectrometers and reagents, along with the right to use certain hardware and software, which right now we receive from third parties, would adversely impact our business plan, our future financial condition, and future results of operations.

Further, while we are seeking to validate our tests on additional proteomic platforms, other than those of the third parties with whom we currently work, we have not, to date, validated any alternative proteomic platforms in which our testing could be run in a commercially viable manner. Failure to validate our tests on additional sequencing platforms, would adversely impact our business, and our future financial condition, and results of operations. Implementing any such proteomic platforms in a commercially sustainable way, will require significant resources, expenditures and time and attention of management, and there is no guarantee that we will be successful in implementing any such proteomic platforms in a commercially sustainable way. We also cannot guarantee that we will appropriately prioritize or select alternative proteomic platforms on which to focus our efforts, in particular given our limited product and research and development resources and various business initiatives to date, which could result in increased costs and delayed timelines or otherwise impact our business plan, future financial condition, and future results of operations.

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We currently do and may continue to rely on third parties to conduct our clinical trials and some aspects of our research and preclinical testing, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research, or testing.

We currently do and may continue to rely on third parties, such as Clinical Research Organizations (“CROs”), clinical data management organizations, medical institutions, and clinical investigators, to conduct some aspects of research and preclinical testing and clinical trials, or to obtain tissue samples or otherwise for aspects of our operations. In relationships with them, any of these third parties may terminate their engagements with us or be unable to fulfill their contractual obligations towards us. If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third parties on commercially reasonable terms, or at all. If we need to enter into alternative arrangements, it would delay product development activities and commercialization of those products.

In relying on these third parties for research and development activities, we are reducing our control over these activities but that does not relieve us of our responsibilities. For example, we would remain responsible for ensuring that each of our respective research trials is conducted in accordance with the general investigational plan and protocols for the trial and applicable legal, regulatory, and scientific standards, and our reliance on such third parties does not relieve us of our regulatory responsibilities. We cannot be certain that, upon inspection, such regulatory authorities like medical center IRBs will determine that any of our clinical trials complies with the outlined protocols. For any violations of protocols during the conduct of clinical research, we could be subject to untitled and warning letters or enforcement action that may include dismissal of reported results.

If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or conduct clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in our efforts to, successfully commercialize our assays and, once commercialized, in delivering test results. Our failure or the failure of these third parties to comply with applicable regulatory requirements or our approved protocols could also subject us to enforcement action.

We also expect to rely on other third parties to store and distribute human tissue and laboratory reagents for our clinical research. Any performance failure on the part of our distributors could delay development of any tests we may develop or commercialization of our assays, producing losses and depriving us of potential product revenue.

If third-party payors, including managed care organizations and Medicare, do not provide reimbursement for our tests, once commercialized, or at such time delay payments for our tests, or we are unable to successfully renegotiate reimbursement contracts at such time, our commercial success could be compromised.

Physicians might not order our tests, once commercialized, unless third-party payors, such as managed care organizations as well as government payors such as Medicare and Medicaid and government payors outside of the United States, pay a substantial portion of the test price. Reimbursement by a payor may depend on a number of factors, including a payor’s determination that tests using our technologies are not experimental or investigational, and that they are medically necessary, cost-effective, supported by peer-reviewed publications and included in clinical practice guidelines. There is uncertainty concerning third-party payor reimbursement of any test incorporating new technology, including tests developed using the platform we use.

Our tests, once commercialized, may receive negative assessments from the third-party medical payor community. Since each payor makes its own decision as to whether to establish a policy to reimburse tests, seeking these approvals is a time-consuming and costly process. We cannot be certain that coverage for our tests, once commercialized, will be provided by third- party payors or that we will secure contracts, agreements or policy decisions or reimbursement levels, including tests processed as out of network, from such payors. From time to time payors change processes that may affect timely payment. Such changes, once applicable to our products when commercialized, may result in uneven cash flow or impact the timing of revenue recognized with these payors.

We may only obtain limited reimbursement from private third-party payors in the United States for our tests. Until we have sufficient validated clinical data presented, the indication for our tests may be considered investigational by payors and therefore may not be covered under their reimbursement policies.

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We face similar risks with obtaining Medicare reimbursement coverage for our tests for low and very-low risk patients and for favorable intermediate risk patients. We may not be able to obtain Medicare reimbursement coverage for our tests for patients with certain risk profiles or obtain other third-party payor reimbursement for our tests for patients with certain characteristics, as limited by such parties.

Under the terms of coverage determinations for tests with third party payors, it is not uncommon for coverage for tests for patients with certain risk profiles to be limited to tests ordered by physicians who agree to participate in a Certification and Training Registry, or CTR, and to provide certain information about Medicare beneficiaries who receive a certain diagnostic test. If, once applicable to us, physicians do not timely submit necessary information as part of participating in the CTR, the timeframe in which we would be eligible for reimbursement and may be accordingly delayed and thus negatively affect our results of operations, at such time.

Changes in payment rates may result in delays receiving payments and a related increase in accounts receivable balances as payors update their billing systems to reflect the changes. Additionally, on a five-year rotational basis, Medicare requests bids for its regional Medicare Administrative Contractor, or MAC, services. Once our tests are commercialized, changes in the MAC with jurisdiction over our tests may affect our ability to obtain Medicare coverage and reimbursement for products for which we have coverage, for products for which we may not yet, at such time, have coverage or for any products we may launch in the future or delay payments.

Once our tests are commercialized, we believe that it may take several years to achieve reimbursement with third-party payors for our tests. If, at such time, we fail to establish and maintain broad adoption of and reimbursement for all our tests and any future tests we may develop, our reputation could be harmed and our future prospects, revenue and our business could suffer. Additionally, will likely in the future, experience delays and temporary interruptions in the receipt of payments from third-party payors due to contracts or arrangements, contract implementation matters, documentation requirements and other issues, which could, at such time, cause our revenues to fluctuate from period to period.

The prices at which our tests may be reimbursed once commercialized may be reduced by Medicare and private and other payors, and any such changes could have a negative impact on our revenues at such time.

Once commercialized, even if we are being reimbursed for our tests, Medicare, Medicaid and other payors may withdraw their coverage policies, cancel their contracts with us at any time, review and adjust the rate of reimbursement, require co-payments from patients or stop paying for our tests, which would reduce our revenues. In addition, insurers, including managed care organizations as well as government payors such as Medicare and Medicaid, have increased their efforts to control the cost, utilization and delivery of healthcare services. These measures have resulted in reduced payment rates for and decreased utilization of clinical laboratory services, as well as an increase in the administrative requirements for reimbursement of claims.

Further, the Protecting Access to Medicare Act of 2014, or PAMA, implements a substantial new payment system for clinical laboratory tests under the Clinical Laboratory Fee Schedule, or CLFS. Under PAMA, Medicare payment rates for tests are equal to the volume-weighted median of the private payor payment rates for such tests. The payment rates calculated under PAMA will likely apply to our tests, once commercialized, and will be reviewed annually for “advanced diagnostic laboratory tests” (and every three years for other tests), based on private payor payment rates and volumes. Laboratories that fail to report or erroneously report the required payment information may be subject to substantial civil money penalties. Once commercialized, we may or may not, seek designation as an advanced diagnostic laboratory test for our tests. There can be no assurance under PAMA that adequate Medicare payment rates will be assigned to our tests, once commercialized.

If our laboratory facilities become inoperable, we will be unable to perform our tests and our business will be harmed.

We currently rely on a third-party laboratory to perform the tests we are developing, with established state licensure and CLIA accreditation under the scope of which our tests could be performed following validation and other required procedures. We also hope to obtain our own facilities in the future.

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Nonetheless, we do not have redundant clinical reference laboratory facilities for our tests currently and do not anticipate having any in the future, although that may change. In the event of a natural or man-made disaster at the facilities we use, the facilities and the equipment we use to perform our tests would be costly to replace and could require substantial lead time to repair or replace. Such facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding and power outages, which may render it difficult or impossible for us to perform our tests, once commercialized, for some period of time. The inability to perform our tests at such time or the backlog of tests, once we are at commercialization, that could develop if our facility is inoperable for even a short period of time may result in the loss of any customers we may have at such time or harm our reputation, and we may be unable to regain those customers in the future. Any insurance we may possess for damage to our property and the disruption of our business at such time, may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

We also cannot assure that so long as we use third party laboratories, to the extent there is a disaster at one of them, that we would be able to find another CLIA-certified facility willing to comply with the required procedures, that such laboratory would be willing to perform the tests for us on commercially reasonable terms, or that it would be able to meet our quality or regulatory standards. In order to establish a redundant clinical reference laboratory outside of the current state in which we have such facilities, we would have to spend considerable time and money securing adequate space, constructing the facility, recruiting and training employees, and establishing the additional operational and administrative infrastructure necessary to support a second facility. Once our tests are commercialized, we may not be able, or it may take considerable time, to replicate our testing processes or results in a new facility. Additionally, any new clinical reference laboratory facility opened by us would be subject to certification under CLIA and licensing by several states, which could take a significant amount of time and result in delays in our ability to resume operations.

We may acquire other businesses, form joint ventures or make investments in other companies or technologies that could harm our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

As part of our business strategy, we may pursue acquisitions of complementary businesses and assets, as well other collaborations. We also may pursue strategic alliances that leverage our technology and industry experience to expand our product offerings or distribution or make investments in other companies. We may in the future experience losses related to the recognition of our portion of the net losses of equity method investees, and we may in the future experience impairment losses related to our investments in companies if we determine that the value of an investment is impaired. Losses related to our investments in other companies could have a material negative effect on our results of operations. We have no experience with respect to acquiring other companies and no experience with respect to the formation of strategic alliances and joint ventures. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any future acquisitions by us also could result in significant write-offs or the incurrence of debt and contingent liabilities, any of which could harm our operating results. Integration of an acquired company also may require management resources that otherwise would be available for ongoing development of our existing business. We may not identify or complete these transactions in a timely manner, on a cost-effective basis, or at all, and we may not realize the anticipated benefits of any acquisition, strategic alliance, joint venture or investment. Additionally, although we are not currently a majority investor in any other company, we cannot guarantee that a company in whom we invest in the future will not be considered a variable interest entity, or VIE, under relevant accounting standards and guidance. If an entity in which we invest is determined to be a VIE, and we are determined to be the primary beneficiary of that VIE, we may have to consolidate that entity’s financial results with ours, and such consolidation could have a negative effect on our financial results.

To finance any acquisitions or investments, we may choose to issue shares of our common stock as consideration, which would dilute the ownership of our stockholders. Periods of upheaval in the capital markets and world economy may in the future, cause volatility in the market price of our common stock. If the price of our common stock is low or volatile, we may not be able to acquire other companies for stock. Alternatively, it may be necessary for us to raise additional funds for acquisitions through public or private financings. Additional funds may not be available on terms that are favorable to us, or at all.

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Risks Related to Governmental Regulation

Healthcare policy changes, including legislation reforming the U.S. healthcare system, may have a material adverse effect on our financial condition and results of operations.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, collectively, the Affordable Care Act, or ACA, enacted in March 2010, makes changes that significantly impact the pharmaceutical and medical device industries and clinical laboratories. Significant measures contained in the ACA include, for example, coordination and promotion of research on comparative clinical effectiveness of different technologies and procedures, initiatives to revise Medicare payment methodologies, such as bundling of payments across the continuum of care by providers and physicians, and initiatives to promote quality indicators in payment methodologies. The ACA also includes significant new fraud and abuse measures, including required disclosures of financial arrangements with physician customers, lower thresholds for violations and increasing potential penalties for such violations. In addition to the ACA, various healthcare reform proposals have also emerged from federal and state governments. Certain U.S. lawmakers have made statements about potentially repealing and/or replacing the ACA. Notably, Congress enacted legislation in 2017 that eliminates the ACA’s individual insurance mandate beginning in 2019, which may significantly impact the number of covered lives participating in exchange plans. The impact of the ACA and proposals to repeal, replace or refine the ACA will likely lead to trends and changes that may potentially impact our business over time, once our tests are commercialized.

Under the Budget Control Act of 2011, which went into effect for dates of service on or after April 1, 2013, Medicare payments, including payments to clinical laboratories, are subject to a 2% reduction due to implementation of the automatic expense reductions (sequester). Reductions made by the Congressional sequester are applied to total claims payment made. The sequester reductions do not result in a rebasing of the negotiated or established Medicare or Medicaid reimbursement rates.

Although we do not believe that individual states’ reimbursement methodology would materially affect the payment rate for our tests once they are commercialized, we cannot be certain that future changes will not affect payment rates.

If the FDA were to begin regulating the laboratory developed tests we offer, we could incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval or we could experience decreased demand for or reimbursement of our tests.

Clinical laboratory tests like those we are producing are regulated under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, as well as by applicable state laws. Diagnostic kits that are sold and distributed through interstate commerce are regulated as medical devices by the FDA. Most LDTs are not currently subject to FDA regulation, although reagents or software provided by third parties and used to perform LDTs may be subject to regulation. We believe that the tests we are producing are not diagnostic kits and also believe that they are LDTs. As a result, we believe our tests should not be subject to regulation at this time under established FDA policies. The container we may provide for collection and transport of tissue samples from a pathology laboratory to our clinical reference laboratory may be a medical device subject to FDA regulation but is currently exempt from pre-market review by the FDA.

At various times since 2006, the FDA has issued documents outlining its intent to require varying levels of FDA oversight of many LDTs, including the tests we plan to commercialize. It is unclear at this time if or when the FDA will finalize its plans to end enforcement discretion for LDTs; however, the FDA may decide to regulate certain LDTs on a case-by-case basis at any time.

Legislative proposals addressing oversight of genetic testing and LDTs have been introduced in previous Congresses, and we expect that new legislative proposals will be introduced from time to time in the future. We cannot provide any assurance that FDA regulation, including pre-market review, will not be required in the future for our tests, once commercialized, whether through finalization of guidance issued by the FDA, new enforcement policies adopted by the FDA or new legislation enacted by Congress. It is possible that legislation will be enacted into law or guidance could be issued by the FDA which may result in increased regulatory burdens for us once we offer the tests we are currently developing in the commercial market or thereafter develop and introduce new tests.

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If pre-market review is required for our LDTs in the future, our business plan could be negatively impacted until such review is completed and clearance or approval is obtained, and the FDA could require that we not sell our tests pending pre-market clearance or approval. If there is uncertainty about the regulatory status of tests such as those we are developing, once they are commercialized and, if at such time, they are labelled investigational by the FDA, or if labelling claims the FDA allows us to make are more limited than the claims we hope to be able to make, orders or reimbursement for our tests could differ from what we anticipate them to be at this time. The regulatory approval process may involve, among other things, successfully completing additional clinical trials and submitting a pre-market clearance notice or filing a pre-market approval application with the FDA. If pre-market review is required by the FDA, there can be no assurance that our tests, once commercialized, will be cleared or approved on a timely basis, if at all, nor can there be assurance that the labelling claims cleared or approved by the FDA will be adequate to support adoption of and reimbursement for our tests. Ongoing compliance with FDA regulations would increase the cost of conducting our business, and subject us to inspection by and the regulatory requirements of the FDA, for example registration and listing and medical device reporting, and penalties in the event we fail to comply with these requirements. We may also decide voluntarily to pursue FDA pre-market review of our tests if we determine that doing so would be appropriate.

We cannot predict the ultimate timing or form of final FDA guidance, legislation or regulation of LDTs and the potential impact on our existing tests, our tests in development or the materials used to perform our tests. While we qualify all materials used in our tests according to CLIA regulations, we cannot be certain that the FDA will not enact rules or guidance documents which could impact our ability to purchase certain materials necessary for the performance of our tests, such as products labelled for research use only. Should any of the reagents obtained by us from suppliers and used in conducting our tests be affected by future regulatory actions, our business could be adversely affected by those actions, including increasing the cost of testing or delaying and limiting or prohibiting the purchase of reagents necessary to perform testing.

If we were required to conduct additional clinical trials prior to selling the tests we are developing, beyond what is required in the current regulatory landscape, those trials could result in delays or failure to obtain necessary regulatory approvals or clearances, which could harm our business.

If the FDA decides to regulate any of our LDTs, once commercialized, they may require additional pre-market clinical testing that we are not currently accounting for before clearing or approving such tests for commercial sales. Such pre-market clinical testing could delay the commencement or completion of our clinical testing, significantly increase our test development costs and delay commercialization of any future tests. Many of the factors that may cause or lead to a delay in the commencement or completion of clinical trials may also ultimately lead to delay or denial of regulatory clearance or approval. The commencement of clinical trials may be delayed due to insufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the clinical trial.

We may find it necessary to engage contract research organizations to perform data collection and analysis and other aspects of our clinical trials, which might increase the cost and complexity of those trials. We may also depend on clinical investigators, medical institutions and contract research organizations to perform certain aspects of the trials. If these parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, or if the quality, completeness or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or for other reasons, our clinical trials may have to be extended, delayed or terminated. Many of these factors would be beyond our control. We may not be able to enter into replacement arrangements without undue delays or considerable expenditures. If there are delays in testing or approvals as a result of the failure to perform by third parties, our research and development costs would increase, and we may not be able to obtain regulatory clearance or approval for our tests. In addition, we may not be able to establish or maintain relationships with these parties on favorable terms, if at all. Each of these outcomes would harm our ability to market our LDTs, or to achieve sustained profitability.

Our business could be harmed by the loss, suspension, or other restriction on a future license, certification, or accreditation, or by the imposition of a fine or penalties, under CLIA, its implementing regulations, or other state and federal laws and regulations affecting licensure or certification, or by future changes in these laws or regulations.

All the laboratories with whom we may collaborate and any laboratory we establish in the future, are or would be subject to CLIA, a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA regulations mandate specific standards in the areas of personnel qualifications, facilities administration, quality systems, inspections, and proficiency testing. We intend that any lab we use have a current certificate of accreditation under CLIA to perform testing through our accreditations by the College of American Pathologists, or CAP. To renew a CLIA certificate, laboratories are subject to survey and inspection every two years and inspectors may also make random inspections of clinical reference laboratories.

Although any such laboratories are required to hold a certificate of accreditation or compliance under CLIA to perform high complexity testing, laboratories are not required to hold a certificate of accreditation through CAP. The labs we use could alternatively maintain a certificate of accreditation from another accrediting organization or a certificate of compliance through inspection by surveyors acting on behalf of the CLIA program. If accreditation under CAP were to terminate, either voluntarily or involuntarily, it could be necessary to convert from a certification under CLIA to a certificate of compliance (or to a certificate of accreditation with another accreditation organization) in order to maintain our ability to perform clinical tests and to continue commercial operations. Any lab we use would be able to successfully maintain operations through either of these alternatives would depend upon the facts and circumstances surrounding the termination of the CAP accreditation, such as whether any deficiencies were identified by CAP as the basis for termination and, if so, whether these deficiencies were addressed to the satisfaction of the surveyors for the CLIA program (or another accrediting organization).

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We and certain laboratories with whom we collaborate, are also required to maintain a clinical laboratory license to conduct testing in the state in which we engage in such operations. Such state laws generally establish standards for day-to-day operation of clinical reference laboratories, including the training and skills required of personnel and quality control. Clinical reference laboratories may also be required to be licensed on a test-specific basis such as in New York State. New York law also mandates proficiency testing for laboratories licensed under New York state law, regardless of whether or not such laboratories are located in New York. Moreover, Pennsylvania, Maryland and Rhode Island require that licenses are maintained to test specimens from patients in those states. Other states may have similar requirements or may adopt similar requirements in the future.

If we or any laboratory with whom we collaborate, were to lose CLIA accreditation or any applicable state license, whether as a result of a revocation, suspension or limitation, we would no longer be able to sell our tests, which would limit our revenues and harm our business. Additionally, if we or any laboratory with whom we may collaborate in the future were to lose a license in New York or in other states where a license is required, specimens from those states would not be able to be tested.

We are, and may become subject to numerous U.S. laws and governmental regulations, and any governmental enforcement action may materially affect our financial condition and business operations.

We are, or may become subject to certain regulation in the United States by both the federal government and the states in which we conduct our business, as well as in other jurisdictions outside of the United States, including:

•	Medicare billing and payment regulations applicable to clinical laboratories;

•	the Federal Anti-kickback Law and state anti-kickback prohibitions and the Eliminating Kickback Recovery Act of 2018;

•	the Federal physician self-referral prohibition, commonly known as the Stark Law, and the state equivalents;

•	the Federal Health Insurance Portability and Accountability Act of 1996 (as amended);

•	the Medicare civil money penalty and exclusion requirements; and

•	the Federal False Claims Act civil and criminal penalties and state equivalents.

The U.S. Attorney’s Offices have increased their scrutiny over the healthcare industry in recent years. The U.S. Congress, Department of Justice, Office of Inspector General of the Department of Health and Human Services, and Department of Defense have all issued subpoenas and other requests for information to conduct investigations of, and commenced civil and criminal litigation against, healthcare companies, related to financial arrangements with health care providers, regulatory compliance, product promotional practices, and documentation, coding and billing practices. In addition, the Federal False Claims Act has led to whistleblowers filing numerous qui tam civil lawsuits against healthcare companies, in part, because a whistleblower can receive a portion of any amount obtained by the government through such a lawsuit.

Governmental enforcement action or qui tam civil litigation against us may result in material costs and occupy significant management resources, even if we ultimately prevail. In addition, governmental enforcement action may result in substantial fines, penalties or administrative remedies, including exclusion from government reimbursement programs and entry into corporate integrity agreements with governmental agencies, which would entail significant obligations and costs.

We have to the extent necessary at this time and intend in the future to adopt policies and procedures designed to comply with these laws. In the ordinary course of our business, we conduct internal reviews of our compliance with these laws. Our compliance is also subject to governmental review. The growth of our business and sales and any expansion outside of the United States may increase the potential of violating these laws or any of our internal policies and procedures, once established. The risk of our being found in violation of these or other laws and regulations is further increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these or other laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of these laws and regulations, we may be subject to any applicable penalty associated with the violation, including civil and criminal penalties, damages and fines, we could be required to refund payments received by us, and we could lose the ability to bill for our tests, once commercialized and we could be required to curtail or cease our operations. Any of the foregoing consequences could seriously harm our business and our financial results.

Risks Related to Securities Law Matters

Corporate Governance Requirements for Penny Stocks.

As a company that is not listed on a national stock exchange such as the NYSE or NASDAQ conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members.

Also, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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Securities Law Regulation Generally.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements.

As a Tier 1 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting and we will be exempt from any independent auditor attestation requirements concerning any such report, so long as we are a Tier 1 issuer. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to this Offering

There is no minimum offering and no person has committed to purchase any of the Offered Shares.

We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

You may never realize any economic benefit from a purchase of Offered Shares.

Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

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We do not intend to pay dividends on our common stock or preferred stock.

The company does not have a dividend policy. The company has neither declared nor paid a dividend. To date, the company has not retained earnings for reinvestment but may do so in the future.

Our shares of common stock are Penny Stock, which may impair trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded, and its market price may become highly volatile.

There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which may be beyond our control:

•	actual or anticipated fluctuations in our financial condition or results of operations;

•	variance in our financial performance from expectations of securities analysts;

•	changes in the pricing of our products and services;

•	changes in our projected operating and financial results;

•	changes in laws or validation standards applicable to our products and services;

•	the results of our clinical trials;

•	announcements by us or our competitors of significant business developments, acquisitions, or new offerings;

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•	significant data breaches of our company, providers or vendors;

•	our involvement in litigation;

•	future sales of our common stock by us or our stockholders;

•	changes in senior management or key personnel;

•	negative publicity, such as whistleblower complaints or unsupported allegations made by short sellers, about us or our products or services;

•	the trading volume of our common stock;

•	changes in investor perceptions of us or our industry;

•	changes in the anticipated future size and growth rate of our market;

•	general economic, political, regulatory, industry, and market conditions; and

•	natural disasters or major catastrophic events.

The terms of this offering were determined arbitrarily.

The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings, or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See Dilution).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock.

In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See Dilution).

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Our management and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of the date of this prospectus, our executive officers, directors and five percent or greater stockholders and their respective affiliates, beneficially own, in the aggregate, a substantial portion of our outstanding common stock, assuming the conversion of all our outstanding convertible preferred stock, including the Preferred Shares which are the subject of this offering. Upon the closing of this offering, assuming that we sell the number of shares reflected on the cover page of this prospectus, that same group will beneficially own, in the aggregate, approximately 90% of our outstanding common stock. As a result, after this offering, these stockholders, if they act together, will be able to exercise considerable influence over matters requiring stockholder approval, including the election of directors, amendments of our organizational documents and approval of any merger, sale of substantially all our assets or other significant corporate transactions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you or other stockholders may feel are in your or their best interest as one of our stockholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our ultimate use may vary substantially from our currently intended use. Investors will need to rely upon the judgment of our management with respect to the use of proceeds.

Pending use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the United States government that may not generate a high yield for our stockholders. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

We may terminate this Offering at any time during the offering period.

We reserve the right to terminate this offering at any time, regardless of the number of common stock shares sold. In the event that we terminate this offering at any time prior to the sale of all of the common stock shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies on unfavorable terms.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances. We, and indirectly, our stockholders, will bear the cost of issuing and servicing any such securities and of entering into and maintaining any such strategic partnerships or other arrangements. Because any decision by us to issue debt or equity securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future financing transactions. To the extent that we raise additional capital through the sale of equity or debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of additional indebtedness would result in increased fixed payment obligations and could involve additional restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or sell intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Additionally, any future collaborations we enter into with third parties may provide capital in the near term but limit our potential cash flow and revenue in the future. If we raise additional funds through strategic partnerships and alliances with third parties, we may have to relinquish valuable rights to our technologies or other rights on unfavorable terms.

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The Company’s exclusive forum provision in the Subscription Agreement attached as Exhibit 4.1 does not apply to claims arising under the federal securities laws and the rules and regulations thereunder, including the Securities Act and the Exchange Act, and there are risks and other potential impacts of this exclusive forum provision to investors in this Offering.

The Subscription Agreement for this Offering provides that, unless we consent in writing to the selection of an alternative forum, the state and federal courts located in New York County, New York will be the sole and exclusive forum for substantially all disputes between us and subscribers to this Offering, which could limit your ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities pursuant hereto shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit your ability to bring a claim in a judicial forum of your choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the choice of forum provision contained in the Subscription Agreement, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to investors in any action under the agreement.

Investors in this offering will be bound by the subscription agreement that includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which governs the subscription agreement, in a court of competent jurisdiction in the State of New York. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to investors in such an action. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

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DILUTION

Dilution in net tangible book value per share to investors in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of March 31, 2022 was $(217,232,417) (unaudited), or $(2.22) per then-outstanding share of common stock. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding, all as of the date specified.

If the maximum shares of preferred stock in this offering are purchased at the price of $5.00 per share, after deducting approximately $585,000 in offering expenses payable by us and excluding the amounts being paid to the selling shareholders, our pro forma as adjusted net tangible book value would be approximately $(1.84) at March 31, 2022. This amount represents an immediate increase in pro forma net tangible book value of $0.38 per share to our existing stockholders at the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 4,000,000, 3,000,000, 2,000,000 and 1,000,000 of the shares offered for sale in this offering (after our estimated offering expenses as disclosed in “Use of Proceeds” below):

	4,000,000	3,000,000	2,000,000	1,000,000
Offering Price	$5.00	$5.00	$5.00	$5.00
Pro forma net tangible book before the Offering	$(213,461,192)	$(213,461,192)	$(213,461,192)	$(213,461,192)
Pro forma net tangible book value per common share before the Offering	$(2.22)	$(2.22)	$(2.22)	$(2.22)
Pro forma net tangible book value after the Offering	$(189,046,192)	$(194,711,192)	$(200,961,192)	$(207,211,192)
Pro forma net tangible book value per common share after the offering (1)	$(1.92)	$(1.92)	$(2.00)	$(2.09)
Increase per common share attributable to investors in this Offering	$0.38	$0.30	$0.22	$0.13
Dilution to investors	$4.62	$4.70	$4.78	$4.87
Dilution as a percentage of Offering Price	8%	6%	4%	3%

(1)

Assuming the conversion of the Series D Shares to common shares using the conversion formula as of the date of this Offering Circular the price per common share would be $0.25 per share and the number of common shares issued and outstanding would be 5,000,000, 3,750,000, 2,500,000, and 1,250,00 at each funding level above, respectively. This excludes the potential conversion of Series A Shares and convertible notes payable into common shares.

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USE OF PROCEEDS

The net proceeds of the maximum offering, after deducting total offering expenses of $585,000, would be approximately $19,415,000, $4,637,570 of which is going to the selling shareholders and the balance of $14,777,430 would be available for immediate use by the Company. The following table sets forth the use of proceeds given each funding level:

	Maximum Offering	Seventy-Five Percent (75%) of Offering	Fifty Percent (50%) of Offering	Twenty-Five Percent (25%) of Offering
Offering expense	$585,000.00	$438,750.00	$292,500.00	$146,250.00
Product Research, Development, and Infrastructure related costs including tissue acquisition and those related to collaborative research organizations	$8,277,430.00	$6,208,072.50	$4,138,715.00	$2,069,357.50
Corporate, Governance and IP related administrative costs	$1,500,000.00	$1,125,000.00	$750,000.00	$375,000.00
Selling Shareholders	$4,637,570.00	$3,478,177.50	$2,318,785.00	$1,159,392.50
Potential Investments/Further Research and Product Development matters	$5,000,000.00	$3,750,000.00	$2,500,000.00	$1,250,000.00
TOTAL PROCEEDS	$20,000,000.00	$15,000,000.00	$10,000,000.00	$5,000,000.00

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering. If we sell less than the maximum amount of Offered Shares, we will reduce the proceeds applied to the selling shareholders on a pro rata basis, such that the selling shareholders will receive the same percentage of the total Offering amount as they would have had the Offering been fully subscribed.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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Proceeds to Selling Shareholders of Series D Preferred Stock

Shareholders	Series D owned prior to Offering	Series D Offered for Sale	% of Class Owned
Mastiff Group, LLC	12,000	12,000	1.26%
Israel Levy Revocable Trust	147,754	147,754	16.28%
Noah N. Levy	12,000	12,000	5.80%
Arie Maor	96,000	96,000	11.60%
Daniel Abramson	45,600	45,600	5.51%
Keystone Capital Partners, LLC	36,000	36,000	4.35%
Martin Enterprises	34,800	34,800	4.20%
White Birch Portal, LLC	261,600	261,600	31.60%
Albert Levy	72,000	72,000	8.70%
Ilan Grinberg	33,600	33,600	4.06%
Jay Parikh	50,400	50,400	6.09%
DASA Portal	113,760	113,760	13.74%
Daniel Dorman	12,000	12,000	1.45%
TOTAL	927,514	927,514	100.00%

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Offered Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

§	the information set forth in this Offering Circular and otherwise available;

§	our history and prospects and the history of and prospects for the industry in which we compete;

§	our past and present financial performance;

§	our prospects for future earnings and the present state of our development;

§	the general condition of the securities markets at the time of this Offering;

§	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

§	other factors deemed relevant by us.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 4,000,000 shares of Series D Preferred Stock (the “Offered Shares”) on a best-efforts basis, at a price of $5.00 per Offered Share; any funds derived from this offering will be immediately available to us for our use; provided that 927,514 Offered Shares are being sold on behalf of selling shareholders and accordingly, we intend to apply the proceeds of 927,514 Offered Shares of this offering to said shareholders. We anticipate applying the balance of the proceeds from this offering for Product Research, Development, and Infrastructure related costs including tissue acquisition and those related to collaborative research organizations, Corporate, Governance and IP related administrative costs, and Potential Investments/Further Research and Product Development matters.

More specifically, we anticipate using such proceeds from this offering for: (a) Recombinant Proteins/Lysates Purchases; (b) Process recombinant proteins/Lysates and choose 2 tryptic peptides for further analysis; (c) Purchasing synthetic labeled heavy and light peptides; (d) Optimizing heavy peptides; (e) for analyzing biomarkers in FFPE tissue; (f) Project Management Fees; (g) Gastroenterology, Pathology, GI Oncology, Surgical Oncology Advisor Consulting Fees (IRB, MTA & Specimen Identification); (h) Tissue Block Retrieval from Archives; (i) Tissue Sectioning (Onto Slides); (j) Shipping Specimen to Collaborative Research Organizations; (k) H&E Stain of all Samples; (l) Lab space and equipment (mass spectrometer, etc.); (m) engaging a VP of R&D, two lab technicians, a Head of Corporate Development and a Head of Sales and Marketing; (n) CAP Accreditation and CLIA Certification for our Laboratory, as applicable; (o) CEO Payroll; (p) T&E Budget; (q) Clinical/Surgical KOL Engagement; (r) Academic/Basic Science KOL Engagement; (s) Accounting; (t) Corporate Consulting; (u) Board of Director expenses, including fees and insurance, as deemed appropriate; (v) The full patent application filing for the provisional patent we currently hold, including legal fees and additional R&D related to it; and (w) any other intellectual property related expenses and other general expenses needed for Company operations and the commercialization of the products we are developing.

There will be no refunds for purchases of the Offered Shares. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (FINRA) and finders. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless and until the Company has complied with each such states’ registration and/or qualification requirements. We reserve the right to temporarily suspend and/or modify this offering and Offering Circular in the future, during the offering period, in order to take such actions necessary to enable the Company to accept subscriptions in this offering from investors residing in such states identified above.

We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with this offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, common stock or warrants to purchase our common stock. To the extent we decide to engage broker-dealers we may also issue shares and grant stock options or warrants to purchase our common stock to such broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

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Procedures for Subscribing

If you decide to subscribe for Offered Shares in this offering, you should:

•	Electronically receive, review, execute and deliver to us a subscription agreement; and

•	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.stelladx.com, as well as on the SEC’s website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares in this Offering.

State Law Exemptions and Investor Suitability

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Offered Shares have been qualified under the securities laws of Colorado, Connecticut, Indiana, Minnesota, Montana, Nebraska, New York, Ohio, South Carolina and Utah. We may qualify the Offered Shares for sale with the applicable additional state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

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Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

In addition, generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Offered Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Offered Shares you own.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,100,000 shares of preferred stock, $0.001 par value per share. As of the date of this Offering Circular, there were 98,029,513 shares of our common stock issued and outstanding held by one hundred ninety four (194) holders of record, 100,000 shares of our Series A preferred stock issued and outstanding held by fourteen (14) holders of record, 3,500,000 shares of our Series B preferred stock are authorized though at this time zero (0) shares of our Series B preferred stock are issued and outstanding and are held by zero (0) holders of record, and 940,514 shares of our Series D preferred stock issued and outstanding held by fourteen (14) holders of record.

Series D Preferred Stock

Voting

Holders of Series D Preferred Stock of the Company vote together as a single class, such that the affirmative vote of 50% of the then outstanding shares of Series D Preferred stock is sufficient to bind all holders of Series D Preferred Stock.

Except as required by applicable law, the holders of Series D Preferred Stock are only entitled to vote on any proposed amendment to the Company’s Articles of Incorporation if such amendment would (1) Effect an exchange or reclassification of all or part of the Series D Preferred Stock into shares of another class; (2) Effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class of the Company into shares of Series D Preferred Stock; (3) Adversely change the rights, preferences, or limitations of all or part of the shares of Series D Preferred Stock; (4) Change the shares of all or part of the Series D Preferred Stock into a different number of shares of Series D Preferred Stock; (5) Create a new class of shares having rights or preferences with respect to dissolution that are prior or superior to the shares of Series D Preferred Stock; (6) Increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to dissolution that are prior or superior to the shares of Series D Preferred Stock; (7) Limit or deny any existing pre-emptive right of all or part of the shares of the Series D Preferred Stock; or (8) Cancel or otherwise affect rights to distributions that have accumulated but not yet been authorized on all or part of the shares of the Series D Preferred Stock.

Dividends

Holders of Series D Preferred Stock are currently not entitled to receive dividends on Series D Preferred Stock.

Liquidation Preference

Upon the liquidation, dissolution and winding up of our company, whether voluntary or involuntary, Series D Preferred Stock is senior to all common stockholders and are entitled to receive an amount per share of Series D Preferred Stock equal to $5.00 per share.

Conversion

Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into that number of fully paid and nonassessable shares of Common Stock pursuant to the following formula.

The Series D Conversion Price divided by $0.25, where the “Series D Conversion Price” shall initially be equal to $5.00 per Series D Preferred Share. Any fractional shares shall be rounded up to the next whole share.

Redemption

Series D Preferred Stock of the Company do not have redemption rights.

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Common Stock

The voting, dividend and liquidation rights of holders of our Common Stock are subject to and qualified by the rights, powers and preferences of the holders of all series of preferred stock of the company.

The holders of common stock are entitled to one vote for each share of common stock held at all meetings of shareholders and there is no cumulative voting. The holders of common stock are entitled to vote on all matters submitted to a vote of common stockholders at a meeting of stockholders and all matters requiring a vote of common shareholders as required by applicable law.

Common Stock do not have a liquidation preference, redemption right or right to receive dividends other than in the discretion of the Board of Directors of the Company.

 Series A Preferred Stock

Voting

Holders of Series A Preferred Stock of the Company vote together as a single class, such that the affirmative vote of 50% of the then outstanding shares of Series A Preferred stock is sufficient to bind all holders of Series A Preferred Stock. Series A Preferred stockholders of the Company are eligible to vote on any matter presented the shareholders of the Company for their action or consideration at any meeting of shareholders.

In addition, the affirmative vote of Series A Preferred stockholders is required to (1) liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation other than a Deemed Liquidation Event, as defined in the Articles of Incorporation, or consent to any of the foregoing; (2) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, (3) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; (4) (i) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege; or (5) create any class of shares that would have greater voting rights than the voting rights of Series A Preferred Stock.

Dividends

If the Company declares, pays or sets aside a dividend, Series A Preferred Stock shall receive a dividend priority ahead of those other classes or series of stock of the Company or simultaneously receive, a dividend. If the Company declares, pays or sets aside a dividend on a class or series of stock that is convertible into Common Stock of the Company, then Series A Preferred Stock shall receive a dividend amount equal to the greater of its conversion value or the dividend amount payable on such other class or series of stock of the Company.

Liquidation Preference

Series A Preferred Stock of the company do not have a liquidation preference but are subject to mandatory conversion in the event of a liquidation, at the conversion rate set forth in the “Conversion” section below.

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Conversion

Series A Preferred Stock of the company are voluntarily convertible by the holders thereof at any time, into that number of shares of our Common Stock equal to 0.01% of the total number of shares of Common Stock outstanding at the conversion time. Series A Preferred Stock of the company is also subject to mandatory conversion in the event of a Deemed Liquidation event, at the same foregoing conversion rate applicable in the event of a voluntary conversion.

Redemption

Series A Preferred Stock of the Company do not have redemption rights.

Series B Preferred Stock

Currently, no shareholders hold Series B Preferred Stock of the Company. However, those current holders of our Series D Preferred Stock, those holding 927,514 of the Offered Shares, have the contractual right that allows them to convert such Series D Preferred Stock into Series B Preferred Stock if such stock is not sold in this offering. For the avoidance of doubt, however, such right only applies in the event those shares are not sold in this offering and will not carry over to such Series D shares that are sold in this offering.

Voting

Holders of Series B Preferred Stock of the Company vote together as a single class, such that the affirmative vote of 50% of the then outstanding shares of Series B Preferred stock is sufficient to bind all holders of Series B Preferred Stock.

Series B Preferred stockholder only have the right to vote on the following matters and must consent to such matters before the Company can take such actions: (1) liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation other than a “Deemed Liquidation Event,” as defined in the Articles of Incorporation or consent to any of the foregoing; (2) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock; (3) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series B Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; or (4) (i) reclassify, alter or amend any existing security of the Company that is pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Company that is junior to the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock in respect of any such right, preference or privilege.

Dividends

Only to the extent that the Company declares, pays or sets aside a dividend, Series B Preferred Stock shall receive a dividend priority ahead of those other classes or series of stock of the Company, or simultaneously receive, a dividend. If the Company declares, pays or sets aside a dividend on a class or series of stock that is convertible into Common Stock of the Company, then Series B Preferred Stock shall receive a dividend amount equal to the greater of its conversion value or the dividend amount payable on such other class or series of stock of the Company.

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Liquidation Preference

Upon the liquidation, dissolution and winding up of our company, whether voluntary or involuntary, Series D Preferred Stock are entitled to receive an amount per share of Series B Preferred Stock equal to $1.00 per share plus any declared but unpaid dividends thereon.

Conversion

Series B Preferred Stock is voluntarily convertible by the holders thereof at any time, into shares of our Common Stock, at a 50% discount to market of the average closing price of a share of Common Stock on the principal exchange or market for which such shares are then trading for the 20 trading days immediately preceding such date.

Redemption

Series B Preferred Stock of the Company do not have redemption rights.

Pre-emptive Rights

As of the date of this Offering Circular, no holder of any shares of our common stock or any series of preferred stock have pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy

We have never declared or paid any dividends on our common stock. The company does not have a dividend policy. To date, the company has not retained earnings for reinvestment but may do so in the future. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Annual meetings of shareholders shall be held at a time stated in or fixed in accordance with the bylaws, if any. As of the date of this Offering Circular, the Company has not adopted bylaws but may do so in the future. A special meeting of the shareholders may be called for any purpose at any time by the Board of Directors, any Chairman of the Board of Directors, any President of the Company, or upon the demand of the holders of more than 25% of the total voting power of all outstanding securities of the Company then entitled to vote at such special meeting.

Transfer Agent

Vstock Transfer, LLC is the transfer agent for our common stock. Vstock Transfer, LLC’s address is 18 Lafayette Place, Woodmere, NY 11598; its telephone number is (212) 828-8436; its website is vstockstransfer.com. No information found on Vstock Transfer, LLC’s website is part of this Offering Circular.

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DESCRIPTION OF BUSINESS

Corporate Information

Our principal executive offices are located at 50 West Broadway, Suite 300, Salt Lake City, Utah 84101; our telephone number is (201) 381-1474; our corporate website is located at www.stelladx.com. No information found on our company’s website is part of this Offering Circular.

History

Stella Diagnostic, Inc. was incorporated in 1992 in the State of Delaware, under the name Harbour Capital Corp. On January 18, 2008, the company redomiciled in the State of Florida and on July 5, 2013 redomiciled in the State of Wyoming. Since its incorporation, it changed its name to SuperPro Vending Group, Inc., then to AFA Music Group, Ltd., then to 3D Eye Solutions, Inc., then to Oak River Technology briefly and then reverted back to 3D Eye Solutions, Inc., thereafter to JMD Properties, Inc., and recently, following our Transaction with Stella Diagnostics, LLC in August 2020, to Stella Diagnostics, Inc, at which time the Company changed its business focus from real estate holdings and operations to medical diagnostics. Prior to the Transaction in August 2020, Stella Diagnostics, LLC was an operating medical research diagnostics company that was created and began operations in February 2020. Between February 2020 and August 2020, Stella Diagnostics, LLC built its core molecular diagnostics team, put together its preliminary plan of operations and sought financial backing to fund its operations, which is what piqued the interest of JMD Properties, Inc. in mid-2020, leading to merger discussions and consummation of the Transaction in August 2020. In the Transaction, a subsidiary of the Company merged with and into Stella Diagnostics, LLC, with Stella Diagnostics, LLC surviving the merger as a wholly-owned subsidiary of the Company. The Company is headquartered in Salt Lake City, Utah and continues to maintain its corporate registration in Wyoming.

Our Principal Products and Services

Our primary business is as a molecular diagnostics-based organization that uses targeted mass spectrometry to determine the level of disease progression in tissue of the lower esophagus. We are creating tests that can be commercialized and provided to doctors and medical institutions to assist with the identification of diseases related to tissue of the lower esophagus. Based upon years of robust research by the principals of the Company prior to establishing Stella Diagnostics, LLC, the proprietary panel of biomarkers in the tests we are developing can notify providers if common diseases of the esophagus like GERD and Barrett’s esophagus express proteins associated with normal or carcinogenic processes. Through our proprietary technology and targeted proteomics method in our tests, we can better inform gastroenterologists, surgical oncologists and pathologists which patients are at high risk for disease progression into precancer or cancer. The tests/ biomarker panels that we are developing are expected to be offered as a Laboratory Developed Test in a CAP/CLIA Certified moderate complexity laboratory. With additional R&D and the accumulation of data from our clinical efforts, we could also yield novel druggable targets to inhibit BE pathogenesis and/or treat EC as targeted anti-cancer therapies. We believe that informing physicians of the biomarkers playing a role in the pathogenesis of GERD, BE and EC early in the patient’s treatment plan will help providers extend lives.

We have unvalidated clinical data to support our tests. Because such unvalidated data is part of our currently pending patent application, we are not citing or discussing such unvalidated data in great depth in this Offering Circular. Currently, we have four tests in the pre-commercialization development stage, each based on different sets of biomarkers. The STLA101 panel consists of novel biomarkers that may be predictive of carcinogenesis in precancerous esophageal tissue (patent pending). STLA102 consists of biomarkers well-described in the literature as being associated with increased efficacy of resistance to all of the FDA approved chemotherapies and targeted therapies for esophageal adenocarcinoma. STLA103 panel detects and quantifies proliferation markers discovered and published by Abdo, et al (2015) in which expression trends of these markers would be indicative of rampant cellular multiplication which is a molecular hallmark of cancer. STLA104 panel detects and quantifies cell-death markers discovered and published by Abdo, et al (2015) in which expression trends of these biomarkers assess a decline in programmed-cell death or apoptosis which can be another hallmark of carcinogenesis. As explained above and elsewhere, to date, we have submitted a patent application for one these tests. Once we have completed analytical validation of the tests, we intend to commercialize the products as laboratory developed tests conducted in a moderate-to-high complexity laboratory certified by the College of American Pathologists (CAP) and the federal CLIA (Clinical Laboratory Improvement Amendments) program. Laboratory developed tests are not currently subject to pre-market review by the Food and Drug Administration.

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Market

Millions of Americans suffer from gastroesophageal reflux disease (GERD), and millions of Americans develop a chronic disease of the foregut known as Barrett’s esophagus (BE). Tens of thousands of new cases of esophageal adenocarcinoma (EAC) are reported in the US each year. Esophageal cancer is not only diagnosed in the United States but is also common in other parts of the world, such as Iran, northern China, India, and southern Africa. Peer-reviewed literature states that EAC has the highest increasing rate of incidence of any cancer in the US and the overall survival is around one year. Deaths relative to incidence annually for esophageal cancer patients is very high in our understanding, making it one the deadliest cancers. As a comparative reference, our experience in the industry shows that all cancers diagnosed in the US combined have a death per incidence annual rate that is less than half the rate of EAC. The current pathology standard of prognosis for these diseases is gross and microscopic inspection of esophageal tissue and biopsies.

We have discovered the mutual intersections of many novel biomarkers that illuminate the carcinogenic proteomic milieu that leads to an increase in cellular proliferation, invasion, migration, metastasis, and cell survival as well as chemotherapeutic resistance to the most commonly prescribed drugs for EAC which yields more clinically actionable information to assist providers in optimizing patient management strategies for all three stages of disease progression.

Sales, Marketing and Market Opportunity

We intend to support the commercialization of each of our tests. Because most of our target indication are rare esophageal diseases with a concentrated cohort and a small number of key opinion leaders who influence the treatments for the relevant patient population, we currently believe that we can effectively address each market using targeted, specialty sales and marketing and distribution support. We intend to evaluate our commercialization strategy as we advance each product candidate through robust clinical research. In any core markets outside of the United States that we may identify, where appropriate, we may utilize strategic partners, distributors or contract sales forces to expand the commercial availability of our tests. We currently do not expect that we will require large biotechnology partners for the commercialization of any of our tests, although we may consider partnering in certain territories or indications or for other strategic purposes.

We believe that clinicians are eager to optimize therapy through diagnosis, prognosis and targeted therapy selection. Given the limitations of current centralized testing options, we believe empowering clinicians with a decentralized turnkey solution for patient risk stratification and therapy optimization will be a significant breakthrough in the standard of care. Our diagnostic solutions could also benefit biopharmaceutical companies across a range of applications, including patient selection and recruitment for clinical trials and potentially commercialization once the drug is approved, as well as identification of new proteomic targets for drug development.

For patient risk stratification and therapy optimization, we estimate a ~$3 billion total national market opportunity, inclusive of clinical and biopharmaceutical markets. This includes a U.S. clinical opportunity of $3.03 billion, which assumes approximately 1,600,000 upper endoscopies for Barrett’s esophageal surveillance in the United States, annually. These market figures were elucidated from publicly available sources, mainly from peer-reviewed articles in scientific and clinical journals that were published between 2011 and 2020.

We believe that clinicians are eager to expand precision oncology into early-stage cancer and/or have access to additional molecular data on their patients diseased tissue, yielding improved outcomes. We believe that our solution is capable of detecting disease burden, even when other methodologies fail because we assess the active disease drivers specific to esophageal indications based upon the proteomic profile of their diseased tissue and therefore anticipate this method is superior. We are encouraged that our approach will revolutionize how Barrett’s esophagus and esophageal adenocarcinoma is screened and managed by measuring cancer risk, cancer progression, and therapy sensitization of esophageal lesions, determining an optimal treatment regimen and potentially refining therapeutic options.

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According to multiple publicly available sources, we estimate 4-6 million Barrett’s esophagus patients are eligible for personalized disease progression monitoring.

According to Grandview Research, the total global cancer diagnostics market was reported to be approximately $67.8 billion in 2018 and is expected to be $249.6 billion in 2026.

We believe we have overcome the challenges of accuracy, utility, turnaround time and economics of genomic analysis with our flexible product development platform that can generate dozens of products so precancer and/or cancer patients with almost any solid tumor cancer type, can receive patient management strategies informed by a proteomic test. In addition, we believe that have developed a turnkey solution that enables any laboratory to generate high quality and actionable proteomic data.

While we believe strongly in our product and in the statements above, we caution that we cannot guarantee the success of our product. Please see the disclaimer regarding forward looking statements elsewhere in this post-qualification Offering Circular.

Competition

Generally, the biotechnology and related pharmaceutical industries, including life sciences research, clinical diagnostics and drug development, are characterized by rapidly advancing technologies, intense competition and a strong emphasis on intellectual property. Given the breadth and promise of personalized medicine, we face substantial competition from different sources, including life sciences tools and diagnostics companies and academic research institutions. Due to the significant interest and growth in comprehensive genomic profiling both in tissue and liquid biopsies and personalized medicine more broadly, it is possible for competition to increase. However, we believe our proprietary and flexible technology platform, our process capabilities and our scale will distinguish us from any competitors.

It is further possible that any of our current or potential competitors, either alone or with their collaboration partners, would have significantly greater financial resources and expertise in research and development, manufacturing, approvals and compliance, and sales and distribution than we do. Mergers and acquisitions involving life sciences research, clinical diagnostics or drug discovery companies in the personalized medicine space may result in even more resources being concentrated among a smaller number of any competitors. Smaller or early-stage companies such as ours may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors could also compete with us in recruiting and retaining qualified scientific and management personnel and in acquiring technologies complementary to, or necessary for, our programs, to the extent applicable. Our commercial opportunity could be reduced or eliminated if any competitors develop and commercialize research or diagnostic products or services that are more accurate, more convenient to use or more cost-effective than our tests. Competitor diagnostic products could also prove to be less invasive, more informative, more convenient to administer or more cost-effective than any products we may develop in-house or with our collaborators. Our competitors also may obtain approvals for their product tests more rapidly than we may obtain clearance or approval for our tests, which could result in our competitors establishing a strong market position before we are able to enter this particular market.

The current standard of care is the largest form of competition to our business model. In our experience, Barrett’s esophagus patients are monitored by gross and microscopic inspection via upper endoscopies. As such, Gastroenterologists observe the diseased distal esophagus grossly with an endoscope and retrieve pinch biopsies for inspection, typically performed by a GI-pathologist. These methods assess the cellular organization, histological classification and macroscopic architecture of the Barret’s tissue and does not yield molecular analysis on components of the disease that may be indicative of pathogenesis. These clinical concepts and sequences have been the standard screening assessment process for decades and it may be difficult to incorporate our assay into these well-established protocols.

Intellectual Property

We currently have one provisional patent that was filed on May 19, 2020 (application number 63/026,818) and that expires one year from the date of filing, and we currently do not possess a full patent yet. We are in the process of preparing the full patent application and intend to file it prior to expiration of the provisional patent. For proprietary reasons we will not discuss the details of this provisional patent in this Offering Circular. Generally, the provisional patent relates to the predictive diagnostic panel assessing the pathogenesis of Barrett’s esophagus.

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As a general matter, we believe that our success depends in part on our ability to obtain and maintain intellectual property protection for our technologies, as well as to defend and enforce our intellectual property rights, preserve the confidentiality of our trade secrets, and operate without infringing, misappropriating or otherwise violating valid and enforceable intellectual property rights of others. We are seeking to protect the investments made into the development of our technologies by relying on a combination of patents, trademarks, copyrights, trade secrets, including know-how. We also seek to protect our proprietary technology, in part, by requiring our employees, consultants, contractors and other third parties to execute confidentiality agreements and invention assignment agreements.

To date, our group designed a large-scale mass spectrometric experiment to cast a molecular dragnet across our patient samples to detect overexpression and downregulation patterns that contribute to the progression mechanisms of Barrett’s esophagus (BE) and the aggressiveness of esophageal adenocarcinoma (EAC). We used FFPE tissue samples from esophagectomy surgery before chemotherapy or radiation had been administered, analyzing unadulterated EAC tissue, Barrett’s esophagus (BE) tissue, and normal esophageal squamous epithelium from 50 patients. Our platform consisted of pathologist-guided microdissection, a Liquid Tissue® process turning FFPE tissue into a digested lysate, discovery mass spectrometry (TripleTOF 6600) and conservative biostatistics including ANOVA (Benjamini-Hochberg), post hoc T-tests (Tukey-Kramer) and a series of bioinformatics.

In addition, we discovered significant expression patterns linked to pathogenic processes which explains from several perspectives which expression trends yield carcinogenesis of the pre-cancerous Barrett’s tissue as well as the biochemical mechanisms utilized by EAC to rapidly progress and resist chemotherapeutic agents. We found a high number of relevant proteomic events in which tumor suppressors are turned off, growth factors are overexpressed, chemoresistance markers are upregulated, chemosensitivity markers are downregulated as well as revealing eight new potential drug targets in which therapeutic antagonism could slow tumorigenesis in EAC. Of these oncoproteins, we deemed a number of the markers to be significantly correlated with Barrett’s esophagus pathogenesis into adenocarcinoma.

Of these markers we robustly investigated what we thought were the central upstream proteins which have mutual intersections with diagnostic and therapeutic aspects of esophageal pathogenesis. The expression levels of these proteins spiked when transitioning from normal squamous epithelium to highly dysplastic BE tissue demonstrating that BE starts to act like cancer by using more glucose for energy (Warburg effect), increasing proliferative measures, and suppressing apoptosis – cellular properties that carry over into the adenocarcinoma histology. Individual knockdown of these genes that make these proteins in our diagnostic panel yielded a significant decrease in cellular proliferation compared to untreated EAC cell lines (OE-33), while inducing a higher level of cytotoxicity over a 48-hour period. Knockdown of some of these markers also demonstrated a slower rate of EAC cell migration compared to controls. Gene knockdown of the novel markers also improved the overall oncogenic milieu of interconnecting cancer pathways – robustly downregulating associated pro-tumoral genes while upregulating many anticancer factors. The sum of these findings demonstrates the diagnostic and therapeutic clinical utility of our diagnostic panel for Barrett’s-related esophageal carcinogenesis.

Generally, the patent positions of biotechnology companies like us are generally uncertain and involve complex legal, scientific and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and patent scope can be reinterpreted by the courts after issuance. Moreover, many jurisdictions permit third parties to challenge issued patents in administrative proceedings, which may result in further narrowing or even cancellation of patent claims. We cannot predict whether the patent applications we are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any patents, if issued, will provide sufficient protection from competitors.

Because patent applications in the United States and certain other jurisdictions are maintained in secrecy for 18 months or potentially even longer, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain of the priority of inventions covered by pending patent applications. Moreover, we may have to participate in interference proceedings or derivation proceedings declared by the United States Patent and Trademark Office, or USPTO, to determine priority of invention.

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Material Agreements

On February 1, 2021, we entered into a master contract services agreement with Mprobe, Inc. (the “Mprobe Agreement”). Under the Mprobe Agreement, we have entered into, and may enter into further, statements of work with Mprobe from time to time for diagnostics laboratory development services. We expect Mprobe to perform assay development, feasibility assessments, assay validation, and run our predictability and sensitivity experiments under the Mprobe Agreement. We will own all rights worldwide to any deliverables created by Mprobe in work performed under the Mprobe Agreement. The term of the Mprobe Agreement is three years, or, if later, the completion of all services under any statement(s) of work entered into under the agreement.

On February 1, 2021, we entered into a statement of work agreement (the “SOW1) with Mprobe.  The SOW1 was incorporated into the Mprobe Agreement and provided, among other things, for a 1,000-sample study.

On February 8, 2021, we entered into a collaborative research agreement with Mayo Clinic (the “Mayo Clinic Agreement”), pursuant to which we will collaborate with Mayo Clinic to conduct research according to a research plan entitled “Mass spectroscopy analysis of protemic biomarkers in Barrett’s esophagus tissue with no history of cancer versus Barrett’s esophagus tissue with a history of cancer.” Under the Mayo Clinic Agreement, Mayo Clinic has give us the right to use certain biologic samples, and Mayo Clinic has granted us a license to certain clinical data in exchange for a $20,000 license payment. The Mayo Clinic Agreement contemplates that the Company, Mayo Clinic and Christopher Hartley, M.D. will jointly publish the results of the research.

On January 14, 2021, we entered into a collaborate research agreement with the University of Kansas Medical Center (the “KUMC Agreement”), pursuant to which we will collaborate with KUMC to conduct research according to a research plan entitled “Mass spectroscopy analysis of protemic biomarkers in Barrett’s esophagus tissue with no history of cancer versus Barrett’s esophagus tissue with a history of cancer.” Under the KUMC Agreement, KUMC has give us the right to use certain biologic samples and clinical data in exchange for the Company’s payment of start-up costs and expenses of approximately $9,383. The KUMC Agreement contemplates that the Company, KUMC and Dr. Ajay Bansal will jointly publish the results of the research.

Facilities

At the moment Stella Diagnostics, Inc. is outsourcing research work, assay development and validation tissue acquisition from third parties. The Company plans to assemble our own research facility, lab space, and corporate offices in 2022.

Employees

We have two full-time employees at this time, our Chief Executive Officer and our Chief Scientific Officer. Otherwise, we currently employ two consultants on a part-time basis, including our interim Chief Financial Officer. (See also “Executive Compensation”).

Website

Our company’s corporate website can be found at www.stelladx.com. We intend to make to make all our reports filed with OTCMarkets.com, including our annual reports, quarterly reports, and other informational reports available on our website, free of charge These reports will be made available on our website as soon as reasonably practicable after their filing with OTCMarkets.com. No information found on our company’s website is part of this Offering Circular.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular.

Results of Operations and Critical Accounting Policies and Estimates

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States. The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements. The Company’s accounting policies are more fully described in the notes the of financial statements attached.

Results of Operations for the year (or since inception) ended December 31, 2021, and 2020

Net Loss.

Net loss for the year ended December 31, 2021, and 2020 was $16,640,525 and $165,010,095 respectively. This change is primarily due to a change in fair value of Series A preferred liability of $153,207,262, and increases of $4,213,330 in total operating expenses, as well as a change in fair value of derivative liability of $394,377 and additional interest expense of $229,986.

Expenses.

Total operating expenses for the year ended December 31, 2021, and 2020 was $4,740,019 and $526,589 respectively.

Financial Condition.

Total Assets.Total assets at December 31, 2021 and December 31, 2020 were $1,831 and $38,057, respectively.

Total Liabilities. Total liabilities at December 31, 2021 and December 31, 2020 were $213,463,023 and $197,768,908, respectively.

Results of Operations for the three-month period (or since inception) ended March 31, 2022, and 2021

Net Loss.

Net loss for the three-month period ended March 31, 2022, and 2021 was $3,943,725 and $378,018, respectively. This change is primarily due to a change in fair value of Series A preferred liability of $(2,772,692).

Expenses.

Total operating expenses for the three-month period ended March 31, 2022, and 2021 was $942,994 and $156,757, respectively.

Financial Condition.

Total Assets.Total assets at March 31, 2022 and March 31, 2021 were $3,718 and $1,831, respectively.

Total Liabilities. Total liabilities at March 31, 2022 and March 31, 2021 were $217,236,135 and $213,463,023, respectively.

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Liquidity and Capital Resources.

The financial statements attached as exhibits to this Offering Circular have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $16,640,525 for the year-ended ended December 31, 2021, and $165,010,095 from inception on February 13, 2020 to December 31, 2020. The Company sustained a loss for three month period ended March 31, 2022, and March 31 2021 of $3,943,725 and $378,018, respectively. Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of December 31, 2021, we had approximately $1,248 in cash on hand. As of March 31, 2022, we had approximately $1,385 in cash on hand. This will not provide us with sufficient working capital for the next twelve months. We will need to raise approximately $5,000,000 in order to operate for the next twelve months.

Net cash used in operating activities for the years ended December 31, 2021 and 2020 were $125,068 and $155,006, respectively. Net cash used in operating activities includes our net loss, stock issued for services, accounts payable, and accrued management fees.

Net cash used in operating activities for the three-month period ended March 31, 2022 and 2021 were $125,068 and $155,006, respectively. Net cash used in operating activities includes our net loss, stock issued for services, accounts payable, and accrued management fees.

Net cash used in investing activities for the years ended December 31, 2021 and 2020 were $0 and $0, respectively. Net cash used in investing activities for the three-month period ended March 31, 2022 and 2021 were $0 and $0, respectively.

Net cash provided by financing activities for the years ended December 31, 2021 and 2020 were $125,206 and $130,000, respectively. Net cash provided by financing activities includes proceeds from notes payable of $60,206 and $130,000, respectively, and proceeds from the issuance of preferred stock of $65,000 and $0, respectively. Net cash provided by financing activities for the three-month period ended March 31, 2022 and 2021 were $125,206 and $130,000, respectively. Net cash provided by financing activities includes proceeds from notes payable of $60,206 and $130,000, respectively, and proceeds from the issuance of preferred stock of $65,000 and $0, respectively.

We are an early-stage corporation that intends to operate as a molecular diagnostics organization for cancerous and precancerous indications. We have not yet generated or realized any revenues from our business, which began in February 2020. We currently do not have significant cash on hand. Upon effectiveness of this offering and if funds are received from investors, we believe we will have sufficient capital to satisfy our cash requirements in connection with our operations. However, no assurance can be given that we will receive such funds. This capital will be used to build out our infrastructure, for research, commercialization and product development, to pay third party laboratories, to provide for the payment of advisory and accounting services, legal, lease of our office space and potentially anticipated up-listing fees to a national securities exchange as well as other items outlines below and in the Use of Proceeds section of this offering circular. However, there can be no assurance that we will qualify for either exchange or that our application will be approved.

The following discussion outlines our anticipated business plan over the next 12 months

Over the course of the 12-month period following the effectiveness of this registration statement, we plan to raise capital to support our business plan through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment, or that we will be able to raise sufficient capital required to implement our business plan on acceptable terms, if at all. Even if we are successful in raising sufficient capital to implement our business plan, we may continue to be unprofitable.

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Assuming the maximum number of shares are sold in this offering, we anticipate our cash requirements to be as outlined in the table below over the 12-month period following the effectiveness of this registration statement. The line items below all fall into one of the following general categories: Product Development, Production Set Up and Operations, Potential Investments/Further Research. See the Use of Proceeds Section for a general explanation of adjustments that would be made based on the funding level in this offering. To the extent we do not raise the maximum amount of proceeds in this offering, we may seek other avenues of funding in order to meet our estimated funding requirements over the next 12-months as outlined in the table below:

Estimated Funding Required During the Next Twelve Months*

Line Item	Description	Total
	CRO Scope of Work
1	Recombinant Proteins/Lysates Purchase (Pass thru cost)	$20,000.00
2	Process recombinant proteins/Lysates and choose 2 tryptic peptides for further analysis	$20,000.00
3	Purchase synthetic labeled heavy and light peptides (Pass Thru cost)	$20,000.00
4	Optimize heavy peptides	$20,000.00
5	Analyze biomarkers in FFPE tissue	$1,500,000.00
6	Project Management Fees (10%)	$158,000.00
7	Total CRO Fees	$1,738,000.00
	Tissue Acquisition from Collaborating Medical Institutions
8	Gastroenterology, Pathology, GI Oncology, Surgical Oncology Advisor Consulting Fees (IRB, MTA & Specimen Identification)	$50,000.00
9	Tissue Block Retrieval from Archives	$35,000.00
10	Tissue Sectioning (Onto Slides)	$30,000.00
11	Shipping Specimen to CRO	$5,000.00
12	H&E Stain of all Samples	$30,000.00
13	Tissue Acquisition Total Costs	$150,000.00
	Company Infrastructure
14	Lab space and equipment (mass spectrometer, etc.)	$0
15	Chief Scientific Officer	$138,000.00
16	Lab Technician I	$48,000.00
17	Lab Technician II	$0
18	Head of Corporate Development	$0
19	Head of Sales and Marketing	$225,000.00
20	CAP Accreditation and CLIA Certification for Laboratory	$0
21	Total Company Infrastructure Costs	$411,000.00

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	Corporate G&A
22	CEO Payroll (Annual Rate)	$200,000.00

23	T&E Budget	$100,000.00
24	Clinical/Surgical KOL Engagement	$25,000.00
25	Academic/Basic Science KOL Engagement	$10,000.00
26	Accounting	$125,000.00
27	Corporate Consulting	$150,000.00
28	Board of Director Expenses (Fees, insurance, etc.)	$300,000.00
29	Total Corporate G&A	$910,000.00
	Intellectual Property
30	Full filing for current Provisional Patent	$150,000.00
31	Legal Fees	$200,000.00
32	Additional R&D for Full Patent	$50,000.00
33	Total IP	$400,000.00
34	Additional Overhead Expenses Not Specified	$250,000.00
35	Total Projected Budged FY21-22*	$3,609,000.00

*All of the above are estimated expenses. During the next 12 months, we may also use proceeds from this offering to pay selling shareholders, as discussed in the Use of Proceeds section in this offering circular. Beyond the next 12-months, we anticipate using the balance of the proceeds received from this offering (up to approximately $15,000,000) to, to the extent necessary, pay the selling shareholders in this offering as described elsewhere in this Offering Circular and to fund additional research, development and commercialization efforts for our current and future tests and for general working capital expenses.

MILESTONES

The following is a brief description of our completed as well as our planned activities that we expect to commence immediately upon effectiveness of this registration statement of which this prospectus forms a part.

Milestones Achieved with Seed Funding

•	Stock ticker symbol changed from JMDP to SLDX completed
•	During our initial stages of corporate development we achieved the following:

•	Built the STLA101 assay comprising of 8 novel biomarkers and 4 markers indicative of carcinogenesis in esophageal tissue
•

We generated for the STLA101 Assay feasibility and developmental reports for IP and tech transfer and its clinical performance is being evaluated by the Mayo Clinic and Kansas University Medical Center.

•	The laboratory running the STLA101 assay is CAP accredited and CLIA certified (the regulatory bars for lab developed tests for clinical use).
•	Submitted Institutional Review Board (IRB) applications;

•	Mayo Clinic (Rochester, Minnesota)
•	Kansas University Medical Center (Kansas City, KS)
•	Both IRB applications were accepted for clinical and scientific assessment of STLA101 assay

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•	Acquired >150 esophageal tissue specimen from medical institutions and tissue repositories;
•	Completed validation trials assessing predictability and sensitivity of early esophageal cancer detection assay;
•	Presented the data of the retrospective clinical trials at the following medical conferences:

•	Digestive Disease Week (DDW) – San Diego, CA
•	Human Proteomics Organization (HUPO) – Stockholm, Sweden
•	American Association of Cancer Research (AACR) – New Orleans, LA
•	Society of Gastroenterology and Endoscopic Surgeons (SAGES) – Denver, CO
•	American Colleges of Gastroenterology (ACG) – Las Vegas, NV
•	American Society of Clinical Oncology - Gastroenterology (ASCO-GI) – San Francisco, CA
•	National Cancer Institute and European Organisation for Research and Treatment of Cancer (NCI-EORTC) - Virtual

•	Filed full US and Global PCT patent applications for our current provisional patent: “SYSTEMS AND METHODS FOR BARRETT’S ESOPHAGUS AND ESOPHAGEAL ADENO-CARCINOMA PROGRESSION REVEALING MARKERS”
•	Engaged key opinion leaders and clinical collaborators;
•	Built out stage one of our executive team;
•	Recruited new CEO with biotech leadership experience and 25 years experience working on Wall Street;
•	Co-founder and former CEO moved over to Chief Scientific Officer Position
•	Engaged investor relations services;
•	launched our corporate website (stelladx.com);
•	launched a website dedicated to investors (investstelladx.com)
•	Published a medical article about Barrett’s related esophageal cancer in the Journal of Gastrointestinal Oncology
•	Stella Diagnostics won a number of awards for our work in the first year of clinical research including:

•	"Best Clinical Proteomics Solution Award" from the Biotech Breakthrough Awards Organization
•	"The Buzz of BIO Award" from The Biotechnology Innovation Organization
•	"Next Big Thing" finalists from the Society of Gastroenterologists and Endoscopic Surgeons.

Months 1-12

The anticipated activities undertaken during months 1 to 12 immediately upon effectiveness of this registration statement assumes that we will receive proceeds upon effectiveness of this registration statement of which this prospectus forms a part, and subsequently will be able to raise additional capital through other means such as equity transactions. If we do not receive the funding, we will not be able to scale our business development accordingly. There can be no assurance that we will receive any funds at all from this offering or otherwise, to implement our business plan.

Months 1 to 12

•	During the following year, we plan to achieve the following:

•	Complete the build out of the management team.
•	Expand our clinical advisory board.
•	If still needed, finalize Board of Directors and Execute Agreements.
•

Commence and complete an approved 1000 patient study on the STLA101 test on patients with Barrett's esophagus who either progressed to cancer or didn't. Here, firm predictability, selectivity, and sensitivity biostatistics will be established.

•

Commence and complete a study with a new method to retrieve distal esophageal tissue (this method may become the standard of care over a pinch/forcep biopsy) - which will make the STLA101 test compatible with both the forcep biopsy (current standard of care) and the brush biopsy (the potential future SOC).

•	Predictability and sensitivity in human tissues assessments completed and published or presented at high impact national medical conference(s).

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•

Convert assay from R&D report to clinical report for healthcare provider adoption and use of optimizing patient management strategies for precancerous esophageal conditions (this process is already mapped out and ready to go).

•	Continue presentations and publications of aforementioned studies (preliminary, interim, and final results).
•	Expand our marketing efforts, our marketing personnel will endeavor to expand awareness of our brand to target providers (gastroenterologists, pathologists, etc.).
•	Recruit Life Science leaders in operations, reimbursement, and regulatory affairs into advisory roles or the c-suite.
•	Consider starting the road show process in anticipation of our up-listing to a national exchange.
•	Consider up-list our securities from the OTCQB to a national exchange.

Purchase of Significant Equipment

If possible, we may seek to purchase the following equipment with proceeds:

•	Q-Exactive HFX Mass Spectrometer (Thermo Fisher Scientific)
•	Liquid Chromatography System
•	Thermocyclers (2)
•	Reagents and buffers and cell culture media
•	Gloves/Gowns/ Lab Coats
•	0E-33 esophageal adenocarcinoma cells lines
•	Non-neoplastic Barrett’s epithelial (BAR) cells
•	Het-1A Squamous esophageal epithelial cell lines
•	CO2 Incubator for cell culture
•	Laser Capture Microdissection (LIECA)
•	Perio AT2 – High Volume, Digital Whole Slide Scanning
•	Water bath and/or heated incubators
•	LIMS System
•	Nanodrop DNA/RNA/Protein Quantification System

Discussion and Analysis of Prior Financial Condition

Transaction with Stella Diagnostics, LLC.

On August 2020, pursuant to an Agreement and Plan of Merger, by and among JMD Properties, Inc., JMD Merger Sub LLC, and Stella Diagnostics, LLC, the Company acquired 100% of the issued and outstanding membership units of Stella Diagnostics, LLC, changed its name to Stella Diagnostics, Inc., divested itself of all of its prior real estate holdings and operations, and commenced new operations under a totally new line of business, as a medical diagnostics company (the “Transaction”).

Stella Diagnostics, LLC (which was subsequently renamed Stella DX, LLC) was deemed the “accounting acquiror” following the Transaction. As such, we believe that the Plan of Operations set forth above provides the most accurate picture of the Company’s current financial posture. Stella DX, LLC, as the accounting acquiror, has had no revenue to date. Any revenue formerly generated by JMD Properties, Inc. through its real estate operations are now, as a result of the Transaction, inapplicable to the Company’s current operations and holdings.

Substantially concurrently with the Transaction, the Company spun-out its wholly-owned subsidiary, JMD MHC, LLC, which owned the real estate assets and business of the Company and entered into a debt exchange agreement with the Israel Levy Revocable Trust (“ILRT”) whereby the Company exchanged the mortgage debt relating to its real estate assets debt for 99,754 Series D Preferred Stock shares of the Company in order to shift its business into the line of medical diagnostics.

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For the avoidance of doubt and completeness, ILRT is a selling shareholder in this Offering as described in the Use of Proceeds section of this Offering Circular and elsewhere. As a Series D Preferred stockholder, ILRT has all the rights and privileges afforded to the Series D Preferred shareholders as specified in the Series D Preferred Stock Certificate of Designation filed with the State of Wyoming on August 19, 2020 and attached hereto.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and age of our Company’s directors and executive officers:

Position(s)	Name	Age
Director	Marissa Welner	41
Director	Daniel Wainstein	42
Director and Chief Scientific Officer	Dr. Joe Abdo	40
Scientific Advisor	Dr. Devendra K. Agrawal	69
Clinical Advisor	Dr. Sumeet Mittal	49
Director	Fredric G. Zaino	45
Director and Chief Executive Officer	David Seaburg	52
Interim Chief Financial Officer	Victoria Rudman	54
Director	Peter Cohen	75
Director	Seth Platt	47

Our company’s Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

David Seaburg. Chief Executive Officer and Director. David has served as President of PolarityTe, Inc. since August 2019. Prior to becoming President, he served as President of Corporate Development beginning in March 2019, before that as a consultant beginning in August 2018, and Board member. Prior to March 11, 2019, he served as the Managing Director and Head of Sales Trading at Cowen & Company, a diversified financial services company with a focus on biotech and healthcare issuance. Over the course of his 25-year career at Cowen in both Equity Sales Trading and Trading, Mr. Seaburg advanced to increasingly senior level roles at the firm. In 2006, Mr. Seaburg was named Head of Sales Trading and appointed to the firm’s Equity Operating Committee. Mr. Seaburg was a CNBC Fast Money Contributor and provided regular on-air commentary for the network. Mr. Seaburg holds a Bachelor of Arts degree in Business Finance and Economics from Northeastern University.

Joe Abdo. Chief Scientific Officer and Director. Joe Abdo has over a decade of experience in molecular oncology research, and R&D and business development in both private and public biotechnology organizations. Dr. Abdo has won several awards for his research and has published over a dozen articles and a text book in the fields of molecular oncology, proteomics, genomics, immunotherapy and gastrointestinal diseases, placing advancements in patient care at the forefront of his work. He earned a PhD in Clinical and Translational Science from Creighton University where he investigated biochemical mechanisms of Barrett’s-related esophageal adenocarcinoma. He also received a Masters’ degree in Biotechnology from Georgetown University where he researched genomic and proteomic expression abnormalities in patients with gastro-intestinal diseases. Most recently, he was the Senior Director of Clinical and Translational Science at PolarityTE, MD Inc.

Victoria Rudman. Interim Chief Financial Officer. Victoria Rudman joined Stella Diagnostics, Inc. in February 2022 as their Interim Chief Financial Officer. Ms. Rudman has over 25 years of professional experience, domestically and internationally, in multiple aspects of leadership, finance, operations, technology, mergers and acquisitions, human resources, capital management, and taxation. Ms. Rudman has spent much of her career in Fortune 50 global investment bank and retail brokerage firms, as well as at small cap public companies and startup ventures. Her resume includes considerable time on Wall Street at Morgan Stanley, along with Bear Stearns and technology startups. Since Jan 2017, she has been Chief Financial Officer & Director of Life Clips, Inc. (OTC: LCLP). Since June 2018, she has been Interim Chief Financial Officer of Claritas Pharmaceuticals, Inc (TSXV: CLAS and OTC: CLAZF). She holds a Bachelor of Business Administration in Public Accounting from Pace University, Lubin School of Business.

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Daniel Wainstein. Director. Daniel Wainstein has been an active investor for over fifteen years. Beginning in 2004 and continuing through his career, Mr. Daniel Wainstein focused on the identification of low risk and under-valued private investment opportunities. In 2013, Mr. Wainstein participated as a principal investor in a private investment company with offices based in New York and Florida. The company focuses on equity and debt investments for both public and private entities as well as strategic real estate acquisitions and investments. Since 2014, the company has been the main investor and general partner in a significant number of real estate transactions. In 2019, Mr. Wainstein founded Keystone Capital Partners in 2019. In his role as Managing Partner, Mr. Wainstein focuses on both identifying and structuring Keystone’s equity and debt investments for both public and private companies (www.keystone-cp.com). Mr. Wainstein graduated from Hofstra University in 2001. He received his Juris Doctorate from Hofstra University School of Law in May 2006.

Marissa Welner. Director. Marissa Welner, Esq. completed her undergraduate studies with honors at New York University with an emphasis on Economics. In 2005, she received her Juris Doctorate from Hofstra University School of Law and was admitted to the New York State Bar in May of 2007. Ms. Welner has been a practicing attorney in New York since her admission; beginning in the real estate and banking fields. Ms. Welner has additionally been an integral participant in various structured finance transactions in both the public and private sectors. These transactions have included the purchase and management of various real estate holdings across the nation.

Dr. Devendra K. Agrawal, PhD. Scientific Advisor. Devendra Agrawal is the Senior Vice President for Research & Biotechnology and Professor of Translational Research at Western University of Health Sciences. He earned an MSc in Chemistry and PhD in Biochemistry from Lucknow University, India and earned an additional PhD in Medical Sciences from McMaster University in Ontario, followed by a Postdoctoral Fellowship at the University of British Columbia. Dr. Agrawal has authored >400 original papers in peer-reviewed journals and book chapters. In collaboration with clinical scientists and physicians, Dr. Agrawal has developed active and productive research projects in many fields, including bariatric surgery, esophageal diseases, malignant melanoma, ulcerative colitis, Crohn’s disease and lung cancer.

Dr. Sumeet Mittal, MD . Clinical Advisor. Sumeet Mittal is a board-certified general surgeon and Surgical Director of the Esophageal and Foregut Program at Norton Thoracic Institute, St. Joseph’s Hospital and Medical Center. Dr. Mittal is an expert in many esophageal diseases, and his research interests include diseases of the esophagus and the foregut. Dr. Mittal completed a fellowship in thoracic and foregut surgery at the University of Southern California in Los Angeles (USC). Before he joined the team at Norton Thoracic Institute, he was the Director of Esophageal Surgery at CHI Health Bergan Mercy Medical Center.

Fredric G. Zaino. Director. Fred founded Keystone Capital Partners in 2019. As Chief Investment Officer, Mr. Zaino is responsible for identifying public and private equity investments through bottom-up fundamental analysis. Prior to founding Keystone, Fred spent more than fifteen years at multi-billion-dollar global investment management firm Millennium Management. Mr. Zaino earned his bachelor’s degree from the State University of New York at Buffalo.

Peter Cohen. Director. Mr. Cohen is currently Chairman of two public companies, Andover National Corporation and PolarityTE. From 1994 through 2018 he was Chairman and Chief Executive Officer of Cowen Inc. a well-known financial services firm with a strong reputation in biotech and life sciences and its predecessor, Ramius Capital Group which was founded by Mr. Cohen. From November 1992 to May 1994, Mr. Cohen was Vice Chairman and Director of Republic New York Corporation, as well as Chairman of Republic’s subsidiary, Republic New York Securities Corporation. Earlier, he was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. From 1971 to 1983 he served in different capacities at Shearson including Chief Administrative Officer, Chief Financial Officer, President and Chief Operating Officer. Over his career, Mr. Cohen has served on a number of corporate, industry and philanthropic boards, including the New York Stock Exchange, The Federal Reserve International Capital Markets Advisory Committee, The Depository Trust Company, The American Express Company, Olivetti SpA, Telecom Italia SpA, and Kroll Inc. He was a Trustee of Mount Sinai Medical Center and today is Vice Chairman and Lead Directory of the Board of Directors of Scientific Games Corporation. He is also currently on the Board of Directors of Quadrant Biosciences and Chairman of the Board of Trustees for the Museum of American Finance. Mr. Cohen received a Bachelor of Science from The Ohio State University in 1968 and his Masters of Business Administration from Columbia University in 1969.

53

Seth Platt. Director. Mr. Platt joined Brownstone Investment in 2014 and currently serves as Chief Operating Officer. Prior to joining Brownstone, Mr. Platt held a similar role with Sarissa Capital Management. Mr. Platt has also held roles as a Senior Managing Director of Strategy and Business Development at FNY Capital Management and was a founder and Chief Operating Officer at Explorer Alternative Management. He began his career in Investment Banking at Montgomery Securities. Mr. Platt has a BA from Emory University.

Conflicts of Interest

From time to time the Company may enter into non-arms’ length transactions with related parties. These transactions will be valued at historical cost with no value increase given. All transactions with related parties are in the normal course of operations and are measured at the exchange amount.

Corporate Governance

We may have informal separate Compensation Committees, Audit Committees or Nominating Committees. Mostly, however, these functions are conducted by our Board of Directors acting as a whole.

Independence of Board of Directors

Our directors are not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our Company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our CEO, David Seaburg, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications.

We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years, been the subject of:

•	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

•

A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

•

The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

54

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers, and employees.

EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

Employment Agreements

We have entered into an Employment Agreement with David Seaburg dated as of March 23, 2022, whereby Mr. Seaburg will serve as the Chief Executive Officer of the Company and is entitled to compensation of $200,000.00 as salary per annum. Mr. Seaburg has agreed to accrue his salary for the entirety of his employment period with the Company.

We have entered into an Employment Agreement with Dr. Joe Abdo dated as of March 16, 2022, whereby Dr. Abdo will serve as Chief Scientific Officer of the Company and is entitled to compensation of $138,000 as salary per annum.

We have entered into a Consulting Services Agreement with VRG Public Company CFO Services, LLC as of February 11, 2022 whereby Victoria Rudman will provide services in connection with the Company’s accounting and finance activities as well as serve as the Company’s interim CFO. As such, Ms. Rudman is entitled to a monthly fee not to exceed $7,500 as well as a maximum of 1,000,000 shares of common stock to be issued based on milestones specified in the agreement. To date, Ms. Rudman has received 250,000 shares of common stock.

We have entered into a Consulting Agreement with DEVKI PLLC dated as of August 2020 for a one-year term whereby DEVKI PLLC is entitled to compensation of $30,000 per annum, paid quarterly, and in the reasonable discretion of the board of directors of the company may also receive an annual bonus of $5,000. DEVKI PLLC is an entity operated by Dr. Sumeet Mittal.

Outstanding Equity Awards

The Company has not made any equity awards to date.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director and Executive Compensation

Compensation for our key executives is discussed above in “Employment Agreements.”

55

Whether or not they are also executives and have an employment agreement with the Company, we have entered into board agreements with the members of our Board of Directors, which provide for both compensation and equity to the serving board member as follows:

a.

Fifty-Five Thousand Dollars ($55,000) per annum (the “Board Compensation”) to be paid or accrued in equal quarterly installments of Thirteen Thousand Seven Hundred Fifty Dollars ($13,750) (the “Quarterly Payment”) beginning with the initial payment made on January 1, 2021 (the “Initial Payment”). Following the Initial Payment, the first Quarterly Payment accrued on March 30, 2021, but has not yet been paid, and the remaining Quarterly Payments shall be due on June 30, 2021 and September 30, 2021 (the “Remaining Payment Dates”). The Board Compensation shall be paid either in readily available funds or fully paid, validly issued and non-assessable common stock of the Company (the “Common Stock”), at the sole option of the Company. In the event that a Quarterly Payment is to be remitted in Common Stock, the number of shares shall be determined by dividing the Quarterly Payment by the closing sale price of the Common Stock on the trading day preceding a Quarterly Payment due date. The closing sale price shall be defined as the last closing sale price for the common stock as reported by the principal trading market of the Company; and

b.

385,462 shares of the Company’s common stock are due and payable upon the execution of any such Board Agreement, which shall be considered fully earned as of the execution date of such Board Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2022, information regarding the beneficial ownership of our Common Stock, Series A Preferred Stock and Series D Preferred Stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors known by our company to be the beneficial owner of more than five percent of other series of preferred stock of the company, which are convertible into common stock; (c) each of the named executive officers known by our company to be the beneficial owner of more than five percent of any such stock; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities.

Name and Address of Beneficial Owner	Nature of Beneficial Ownership	Class of Security(2)	Amount of Beneficial Ownership	Approximate Percentage of Preferred Stock or Common Stock, as applicable(3)
Directors and Executive Officers(1)
Joseph Michael Abdo	Direct	Series A Preferred	17,100	17.10%
Devki PLLC		Series A Preferred	17,100	17.10%
Devandra K. Agrawal	Direct	Series A Preferred	17,100	17.10%
David Seaburg	Direct	Series A Preferred	9,000	9.00%
Fredric G. Zaino (4)	Indirect	Series A Preferred	17,100	17.10%
Marissa Welner & Daniel Wainstein (5)(6)	Indirect	Common Stock	8,284,444	8.468%

Directors and executive officers (as a group)		Series A Preferred	77,400	77.40%
		Common Stock	8,284,444	8.468%

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Other Holders
Mastiff Group, LLC (6)	Direct	Series A Preferred	7,030	7.03%
Mastiff Group, LLC (6)	Direct	Common Stock	65,542,871	67.189%
Paul Mann	Direct	Series A Preferred	9,000	9.00%
DASA Portal	Direct	Series D Preferred	113,760	12.27%
Jay Parikh	Direct	Series D Preferred	50,400	5.43%
Albert Levy	Direct	Series D Preferred	72,000	7.76%
White Birch Portal, LLC	Direct	Series D Preferred	261,600	28.20%
Arie Maor	Direct	Series D Preferred	96,000	10.35%
Israel Levy Revocable Trust	Direct	Series D Preferred	147,754	15.93%
Israel Levy Revocable Trust	Direct	Common Stock	5,004,408	5.115%
Noah N. Levy Revocable Trust	Direct	Common Stock	6,762,718	6.913%
Leslie Venokur	Direct	Common Stock	6,762,718	6.913%

(1)	The address of any Director or Officer is care of the Company at 50 West Broadway, Suite 300, Salt Lake City, Utah 84101.

(2)

Where the Nature of Beneficial Ownership is listed herein as “Series A Preferred” or “Series D Preferred” or “Common Stock” the data provided with respect such person only related to that nature of beneficial ownership listed in the corresponding column, and so on. For clarification and to reiterate, these Series of stock are convertible into Common Stock of the company. (See Common Stock, Series A Preferred Stock and Series B Preferred Stock).

For clarification and to reiterate, Series A Preferred Stock of the company are voluntarily convertible by the holders thereof at any time, into that number of shares of our Common Stock equal to 0.01% of the total number of shares of Common Stock outstanding at the conversion time and, Series D Stock of the company are voluntarily convertible by the holders thereof at any time, into shares of our Common Stock, at a 20% discount to market of the average closing price of a share of Common Stock on the principal exchange or market for which such shares are then trading for the 20 trading days immediately preceding such date, with an original issuance price of $5.00 per share.

(3)	Approximate Percentages held by an applicable person or persons represents only that percentage of the class or series of stock held by such person or persons.

(4)	Fredric Zaino, Director of the Company is the manager and a beneficial owner of Keystone Capital LLC. Keystone is the owner of 18,900 Series A Preferred Shares.

(5)	Marissa Welner and Daniel Wainstein each have a 50% interest in Seven Knots LLC. Marissa Welner has sole voting and dispositive control over the common stock held by Seven Knots

(6)

Marissa Welner, Director of the Company is the beneficial owner of 15% of Mastiff Group LLC. She does not have dispositive voting control over the shares held by Mastiff Group LLC. Jennifer Wainstein, the spouse of Daniel Wainstein, is the owner of 65% of Mastiff Group. Daniel Wainstein disclaims any beneficial ownership of shares held by Mastiff Group or Jennifer Wainstein.

Common Stock, Series A Preferred Stock and Series B Preferred Stock

Currently, there are 100,000 shares of our Series A Preferred Stock issued and outstanding; no (0) shares of our Series B Preferred Stock issued and outstanding; and 98,029,513 shares of our Common Stock are issued and outstanding. Holders of more than 5% of each series or class, as applicable, are also listed in the table immediately above.

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Further, for clarity, and as stated above, currently, no shareholders hold Series B Preferred Stock of the Company. However, those current holders of our Series D Preferred Stock, those holding 927,514 of the Offered Shares, have the contractual right that allows them to convert such Series D Preferred Stock into Series B Preferred Stock if such stock is not sold in this offering. For the avoidance of doubt, however, such right only applies in the event those shares are not sold in this offering and will not carry over to such Series D shares that are sold in this offering.

Series B Preferred Stock is voluntarily convertible by the holders thereof at any time, into shares of our Common Stock, at a 50% discount to market of the average closing price of a share of Common Stock on the principal exchange or market for which such shares are then trading for the 20 trading days immediately preceding such date. The table immediately above does not include any hypothetical conversion into Series B Preferred Stock as it relates to the 5% ownership threshold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in this prospectus, we have no such relationships or transactions to disclose.

LEGAL MATTERS

McMurdo Law Group, LLC, will pass upon the validity of the issuance of the shares of our Series D Preferred Stock being offered by this offering circular as our counsel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a post-qualification offering statement on Form 1-A with the SEC under the Securities Act with respect to the Series D Preferred Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Series D Preferred Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

58

STELLA DIAGNOSTICS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,385	$1,248
Prepaid expenses and other current assets	2,333	583
Total current assets	3,718	1,831
Total assets	$3,718	$1,831

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,291,345	$1,070,396
Accrued expenses	6,758,471	6,299,540
Promissory notes payable	683,467	646,255
Convertible notes payable, current portion	1,556,028	1,486,793
Derivative liability	5,335,219	5,186,128
Series D preferred liability	4,702,570	4,637,570
Common stock settleable liability	826,541	826,541
Simple agreements for future equity	30,000	30,000
Total current liabilities	21,183,643	20,183,223
Convertible notes payable, net of current portion	271,807	271,807
Series A preferred liability	195,780,685	193,007,993
Total liabilities	217,236,135	213,463,023

Commitments and contingencies

Stockholders’ deficit:
Common stock, par value $0.0001; 1,000,000,000 authorized, 97,829,513 and 97,550,655 shares issued and outstanding as of December 31, 2021 and 2020, respectively	9,783	9,755
Additional paid-in capital	1,082,538	910,066
Accumulated deficit	(218,324,739)	(214,381,013)
Total stockholders’ deficit	(217,232,417)	(213,461,192)
Total liabilities and stockholders’ deficit	3,718	1,831

The accompanying notes are an integral part of these consolidated financial statements.

F-1

STELLA DIAGNOSTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2022 and 2021
(Unaudited)

	For the three month period ended	For the three month period ended
	March 31, 2022	March 31, 2021
Operating expenses:
Research and development	$163,640	$65,777
General and administrative	779,354	$90,980
Total operating expenses	942,994	$156,757

Other income (expense):
Interest expense	(78,948)	$(72,171)
Change in fair value of derivative liability	(149,091)	$(149,090)
Change in fair value of Series A preferred liability	(2,772,692)	$-
Accretion of Series A preferred liability	-	$-
Total other expense	(3,000,731)	$(221,261)

Net loss	$(3,943,725)	$(378,018)
Net loss per common share, basic and diluted	$(0.04)	$(0.00)
Weighted average common shares outstanding, basic and diluted	97,671,336	$96,365,470

The accompanying notes are an integral part of these consolidated financial statements.

F-2

STELLA DIAGNOSTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Three Months Ended March 31, 2022 and 2021
(Unaudited)

	Common Stock
	Shares	Par	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2021	97,550,655	$9,755	$910,066	$(214,381,013)	$(213,461,192)
Issuance of common stock	278,858	28	172,472	-	172,500
Net loss	-	-	-	(3,943,725)	(3,943,725)
Balance, March 31, 2022	97,829,513	$9,783	$1,082,538	$(218,324,738)	$(217,232,417)

	Common Stock
	Shares	Par	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2020	96,365,470	$9,637	$-	$(197,740,488)	$(197,730,851)
Net loss	-	-	-	(378,018)	(378,018)
Balance, March 31, 2021	96,365,470	$9,637	$-	$(198,118,506)	$(198,108,869)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

STELLA DIAGNOSTICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Three Months Ended
(Unaudited)

	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net loss	$(3,943,725)	$(378,018)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation
Stock-based compensation	133,190	-
Non-cash share settleable board compensation	-	-
Change in fair value of derivative liability	149,091	149,091
Change in fair value of Series A preferred liability	2,772,692	-
Non-cash interest expense	78,948	39,254
Changes in operating assets and liabilities:		-
Prepaid expense and other current assets	1,750	1,750
Accounts payable	191,212	-
Accrued interest and expenses	491,774	32,917
Net cash used in operating activities	(125,068)	(155,006)

Cash flows from financing activities:
Proceeds from issuance of promissory notes	60,206	-
Proceeds from Series D Preferred stock issuance	65,000	-
Proceeds from convertible notes payable	-	130,000
Net cash provided by financing activities	125,206	130,000

Net increase in cash and cash equivalents	137	(25,006)
Cash and cash equivalents, beginning of period	1,248	37,473
Cash and cash equivalents, end of period	$1,385	$12,467

The accompanying notes are an integral part of these consolidated financial statements.

F-4

STELLA DIAGNOSTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF THE BUSINESS

Stella Diagnostics, Inc. and Stella Diagnostics LLC (collectively the “Company”) is a research diagnostics company dedicated to developing molecular diagnostics tools and new drug targets for esophagus diseases and is headquartered in Salt Lake City, Utah and maintains its corporate registration in Wyoming.

Stella Diagnostics LLC was formed on February 13, 2020.

Reverse Merger

On August 20, 2020, JMD Properties, Inc. (“JMD”) acquired 100% of the issued and outstanding membership units of Stella Diagnostics LLC pursuant to a merger between the companies (“Transaction” or “Reverse Merger”). Upon consummation of the Transaction, JMD adopted the business plan of Stella Diagnostics LLC and discontinued the pursuit of JMD’s business plan pre-closing. In connection with the Transaction, JMD agreed to acquire all of the outstanding units of Stella Diagnostics LLC in exchange for the issuance of an aggregate 90,000 shares of JMD’s Series A Preferred Stock, representing 90% of its outstanding shares of Series A Preferred Stock. As a result of the Transaction, Stella Diagnostics LLC became a wholly-owned subsidiary of JMD. While JMD was the legal acquirer in the Transaction, Stella Diagnostics LLC was deemed the accounting acquirer. Stella Diagnostics LLC changed its name to Stella DX LLC on August 20, 2020. Immediately after giving effect of the Transaction, JMD changed its name to Stella Diagnostics, Inc.

The financial statements of the Company reflect the operations of Stella Diagnostics LLC as the acquirer for accounting purposes, together with the deemed issuance of shares, equivalent to the shares held by the stockholders of the legal acquirer, JMD, prior to the Transaction, and the recapitalization of the equity of the accounting acquirer. The financial statements include the accounts of the Company since the effective date of the Reverse Merger and the accounts of Stella Diagnostics LLC since inception.

Going Concern

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, and raising capital, and has financed its operations through the issuance of promissory notes and Simple Agreements for Future Equity.

F-5

The Company is subject to risks common to companies in the biopharmaceutical industry. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s intellectual property will be maintained, that any therapeutic products developed will obtain required regulatory approval or that any approved products will be commercially viable. Even if the Company’s development efforts are successful, it is uncertain when, if ever, the Company will generate significant product sales.

The Company’s losses from operations, negative cash from operations and accumulated deficit, as well as the additional capital that is needed to fund operations within one year of the financial statement issuance date, and concluded such conditions, without raising additional capital, raise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to incur substantial expenditures in the foreseeable future for the development of its product candidates and will require additional financing to continue development. The Company intends to pursue funding from the issuance of shares of preferred stock to fund future operations. While the Company continues to seek capital, there can be no assurance that additional financing will be available on acceptable terms, if at all. Accordingly, there is substantial doubt regarding the Company's ability to continue as a going concern. The accompanying financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Coronavirus Considerations

In December 2019, a novel strain of coronavirus (SARS-CoV-2), which causes COVID-19, was reported to have surfaced in China. In March 2020, the World Health Organization declared the outbreak of COVID-19 to be a pandemic, and the world's economies began to experience pronounced effects. Despite the FDA approval of multiple COVID-19 vaccines in late 2020, there remains uncertainty around the extent and duration of disruption and any future related financial impact cannot be reasonably estimated at this time. The actual and perceived impact of the COVID-19 pandemic is changing daily, and its ultimate effect on the Company cannot be predicted. As a result, there can be no assurance that the Company will not experience negative impacts associated with COVID-19, which could be significant. The COVID-19 pandemic may negatively impact the Company’s business, financial condition and results of operations by decreasing or delaying the enrollment of patients in the Company’s clinical trials or otherwise causing interruptions or delays in the Company’s programs and services.

F-6

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements. Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2022, and the results of operations and cash flows for the periods presented. The results of operations for the nine months ended March 31, 2021 are not necessarily indicative of the operating results for the full fiscal year or any future period.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Stella Diagnostics, Inc. and its wholly owned subsidiary Stella DX LLC. All intercompany balances and transactions have been eliminated in the consolidated financial statements.

Segments

Management has concluded it has a single reporting segment for purposes of reporting financial condition and results of operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses, and the disclosure of contingent assets and liabilities as of and during the reporting period. The Company bases its estimates and assumptions on various factors that it believes to be reasonable under the circumstances. The Company assesses estimates on an ongoing basis; however, actual results could materially differ from those estimates. Significant items subject to such estimates and assumptions include fair value of stock-based compensation expense and derivative liabilities.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. Periodically, the Company may maintain deposits in financial institutions in excess of government insured limits. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality, and the Company has not experienced any losses on these deposits.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

F-7

Fair Value of Financial Instruments

The Company follows the guidance prescribed by FASB Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements (“ASC 820”), which establishes the following hierarchy that prioritizes the inputs used to measure fair value:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). Fair value is defined as the proceeds that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.

Research and Development Costs

Research and development costs are charged to expense as incurred. Research and development costs consist of expenses incurred in performing research and development activities, including salaries and benefits, materials and supplies, preclinical expenses, stock‑based compensation expense, depreciation of equipment, contract services, and other outside expenses. Costs for certain development activities are recognized based on an evaluation of the progress to completion of specific tasks using information provided to the Company by its vendors on their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the financial statements as prepaid or accrued research and development. The capitalized amounts are expensed as the related goods are delivered or services are performed.

Leases

The Company applies the provisions of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2016-02, “Leases” (“ASC 842) to all leases.  At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on specific facts and circumstances, the existence of an identified asset(s), if any, and the Company’s control over the use of the identified asset(s), if applicable. Operating lease liabilities and their corresponding right‑of‑use assets are recorded based on the present value of future lease payments over the expected lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company will utilize the incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

F-8

The Company has elected not to separate lease and non‑lease components as a single component. Operating leases are recognized on the balance sheet as ROU lease assets, lease liabilities current and lease liabilities non‑current. Fixed rents are included in the calculation of the lease balances while variable costs paid for certain operating and pass‑through costs are excluded. Lease expense is recognized over the expected term on a straight‑line basis.

Beginning in November 2020, the Company entered into a virtual office lease in New York City, New York, for the purposes of maintaining a mailing address at a cost of $59 per month.  The initial term of the lease was for six months and automatically renews on a month-to-month basis thereafter.  Short-term operating leases, which have an initial term of 12 months or less are not recorded on the statement of financial condition in accordance with the practical expedient provided in ASC 842.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s financial statements and tax returns. Deferred tax assets and liabilities are determined based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards, using enacted tax rates expected to be in effect in the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. The Company determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, none of the benefit attributable to the position is recognized. The tax benefit to be recognized for any tax position that meets the more‑likely‑than‑not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes.

Convertible Preferred Stock

The Company has classified Series A and Series D Preferred Stock as liabilities in the accompanying balance sheet, in accordance with ASC 480, as the shares represent fixed monetary amounts known at inception. Therefore, the Series A and Series D Preferred Stock are considered share-settled liabilities.  The Series A and Series D Preferred Stock were initially recorded at fair value and are adjusted to fair value each reporting period with changes reflected in the Statement of Operations.  The Company has recorded a portion of the initial carrying value of the Series D Preferred Stock as part of the merger transaction (see Note 3).

F-9

Stock‑based Compensation

The Company accounts for stock options granted in accordance with Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation, or ASC 718.  The Company recognizes compensation expense for awards to employees and nonemployees based on the grant date fair value of stock‑based awards on a straight‑line basis over the period during which an award holder provides service in exchange for the award. For awards subject to performance conditions, the Company recognizes compensation expense using an accelerated recognition method over the remaining service period when management determines that achievement of the milestone is probable. Management evaluates when the achievement of a performance-based milestone is probable based on the expected satisfaction of the performance conditions as of the reporting date. The fair value is calculated using the Black‑Scholes option pricing model. The Company recognizes stock-based award forfeitures as they occur rather than estimating a forfeiture rate in accordance with the guidance per ASU No. 2016-09.

Recently Issued Accounting Pronouncements

Income Taxes—In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in the existing guidance for income taxes and making other minor improvements. The amendments are effective for annual reporting periods beginning after December 15, 2020 with early adoption permitted. The Company does not expect the adoption of ASU No. 2019-12 to have a significant impact on its financial statements.

Convertible Notes—In September 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40); Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which addresses the complexity in accounting for certain financial instruments with characteristics of liabilities and equity.  The amendments are effective for annual reporting periods beginning after December 15, 2021 with early adoption permitted. The Company does not expect the adoption of ASU No. 2020-06 to have a significant impact on its financial statements.

Earnings Per Share – In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40), which addresses accounting for modifications or exchanges of freestanding equity-classified instruments that remain equity classified after modification or exchange.  The amendments are effective for annual reporting periods beginning after December 15, 2021, including interim periods within those fiscal years. The Company does not expect the adoption of ASU No. 2021-04 to have a significant impact on its financial statements.

F-10

3. REVERSE MERGER

As described in Note 1, the Reverse Merger was accounted for as a reverse recapitalization per ASC Topic 805, “Business Combinations” (“ASC 805”). Under reverse capitalization accounting, Stella Diagnostics LLC is considered the acquirer for accounting and financial reporting purposes and assumed the liabilities of JMD. The liabilities assumed by Stella Diagnostics LLC are reported at their historical amounts. The financial statements of the Company reflect the operations of Stella Diagnostic LLC for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. The annual consolidated financial statements include the accounts of the Company since the effective date of the reverse capitalization and the accounts of Stella Diagnostics LLC since inception.

The following summarizes the estimated fair value of the liabilities assumed at the date of the Reverse Merger:

Accounts payable	$214,652
Accrued expenses	4,271,547
Convertible notes payable	1,409,190
Derivative liability	4,387,779
Series A preferred liability	17,800,019
Series D preferred liability	4,637,570
$32,720,756

No assets were assumed as part of the Reverse Merger.

4. ACCRUED EXPENSES

Accrued expenses as of March 31, 2022 and December 31, 2021 consisted of the following:

	March 31,	December 31,
	2022	2021

Accrued salaries pre-merger	$3,833,787	$3,833,787
Accrued salaries post-merger	1,748,682	1,550,000
Accrued interest pre-merger	437,760	437,760
Accrued board fees	538,554	442,304
Accrued other	199,689	35,689
	$6,758,472	$6,299,540

F-11

5. FAIR VALUE MEASUREMENTS

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued expenses, promissory notes, convertible notes and the derivative liability related to the convertible notes. The carrying amount of cash and cash equivalents, accounts payable and accrued expenses is considered a reasonable estimate of fair value due to the short-term nature of those instruments.

Level 3 financial instruments

Convertible Notes - The derivative liability related to the convertible notes (see Note 6) and its embedded beneficial conversion feature for the settlement of the notes upon a qualified financing or voluntary event was valued at $4,387,779 as of the date of the Merger Agreement using a present value calculation of the conversion feature. The valuation is based on the following inputs (primarily Level 3): the estimated probability of certain qualified financing events occurring ranging from 25% to 75%, the discount awarded upon conversion ranging from 50% to 80% and a discount rate of 6%. An increase in these inputs may result in a higher fair value and an increase in the expense from a change in fair value of the derivative liability.

The following table presents a roll forward for the embedded beneficial conversion feature using significant unobservable inputs (Level 3) for the period from the Merger Agreement of August 20, 2020 to March 31, 2022:

Fair value of embedded derivative liability as of August 20, 2020	$4,387,779
Change in fair value of derivative liability	201,986
Fair value of embedded derivative liability as of December 31, 2020	4,589,765
Change in fair value of derivative liability	596,363
Fair value of embedded derivative liability as of December 31, 2021	5,186,128
Change in fair value of derivative liability	149,091
Fair value of embedded derivative liability as of March 31, 2022	$5,335,219

F-12

Series A Liabilities – The carrying value of Series A liabilities (see Note 7) is the fair value using a present value calculation of the redemption feature.  The valuation is based on the following inputs (primarily Level 3): the redemption floor of $2,000 per share and a discount rate of 6%. An increase in the redemption value may result in a higher fair value and an increase in the expense from a change in fair value of Series A liabilities.

Series D Liabilities – The carrying value of Series D liabilities (see Note 7) is the fair value of the conversion feature. The valuation is based on the following inputs (primarily Level 3): the estimated probability of certain voluntary elections or financing events of 0% to 100%, respectively, and the discount awarded upon conversion of 20%. An increase in the discount awarded upon conversion may result in a higher fair value and a charge to expense from a change in fair value of Series D liabilities.

6. DEBT

Convertible Notes

In conjunction with the Reverse Merger, the Company assumed several convertible note agreements (“Convertible Notes”), which were issued at various dates between June 2014 and July 2017, totaling an aggregate of $1,321,957 of which 201,957 is from related parties. Interest is accruing on the Convertible Notes at original annual interest rates ranging from 5% to 10% with maturity dates through June 2025. For the Convertible Notes in which the maturity dates were prior to December 31, 2020, the interest rates have increased to the default annual rate of 18%.

The Convertible Notes contain conversion features, which include qualified financing and voluntary conversions. Some of the Convertible Notes included a provision whereby the Convertible Notes could be automatically convertible upon a qualified financing, at the election of the Company, at a conversion rate ranging from 50% to 70% of the per share price paid by investors in the financing. At certain times ranging from immediate to 1 year after issuance. The Convertible Notes were eligible for voluntary conversion into Common Stock at certain times ranging from immediate to 1 year after issuance, at a conversion rate ranging from 20% to 70% of the value per share of either the average trading prices over various periods or the future issuance of Common Stock.

The Company evaluated the settlement features included within the Convertible Notes and determined that none of the features was predominant. Also, the Company determined that the features met the definition of a derivative and required bifurcation. The derivative was recorded at fair value based on the occurrence of a triggering event taking place during the term of these Convertible Notes.

F-13

The following table shows changes to the carrying values of the Convertible Notes and associated embedded derivatives for the period August 20, 2020 to March 31, 2022:

	Convertible Notes and Accrued Interest	Derivative Liability

Balance at August 20, 2020	$1,409,190	$4,387,779
Additional accrued interest	44,246	-
Accretion of debt discount	28,220	-
Change in fair value of derivative	-	201,986
Balance at December 31, 2020	1,481,656	4,589,765
Additional accrued interest	119,928	-
Accretion of debt discount	157,016	-
Change in fair value of derivative	-	596,363
Balance at December 31, 2021	$1,758,600	$5,186,128
Additional accrued interest	29,982	-
Accretion of debt discount	39,254	-
Change in fair value of derivative	-	149,091
Balance at March 31, 2022	$1,827,836	$5,335,219

Promissory Notes

During the period of January 2021 and September 2021, the Company entered into promissory note agreements totaling an aggregate of $318,000. The Promissory Notes bear interest at 4.00% and mature one year from the issue date.  The holders of the Promissory Notes may exchange the principal and accrued interest for securities sold by the Company in a Reg A offering.  In addition, the holders of the Promissory Notes and the Company have agreed to continue accruing interest after the maturity date.  For the three months ended March 31, 2022 and 2021, the Company recorded accrued interest expense on the Promissory Notes of $ 15,252 and $ 3,652, respectively.

F-14

Simple Agreements for Future Equity

In July and August 2020, the Company received an aggregate of $40,000 in exchange for entering into a Simple Agreement for Future Equity (“SAFE”) with two investors. Upon the completion of an equity financing of Preferred Stock, the SAFE proceeds will convert into the Preferred stock at a 20% discount. If there is no equity financing within one year from receiving the SAFE proceeds, the investors may elect to convert the SAFE proceeds into the most recent financing at a 20% discount or receive their proceeds plus interest at an annual rate of 8%. If no election is made by the investor, the SAFE term extends for an additional six months. The Company has evaluated the SAFE agreements and determined they are liabilities.

7. PREFERRED STOCK LIABILITIES

In conjunction with the formation of the Company in February 2020 and after giving effect to the Reverse Merger, 90,000 shares of Series A Preferred Stock were issued for aggregate proceeds of $90. In conjunction with the Merger Agreement, an additional 10,000 shares of Series A Preferred Stock and 927,514 shares of Series D Preferred Stock were recorded at a carrying value of $17,799,929 and $4,637,570, respectively. There are no Series B Preferred shares issued or outstanding.

On September 1, 2020, the Company filed an amendment to the Certificate of Designation to reduce the authorized shares of Series B Preferred Stock from 10,000,000 shares to 3,500,000 shares.

As of December 31, 2021, the Company’s Preferred Stock consists of the following:

	Shares Authorized	Shares Issued and Outstanding

Series A Preferred	100,000	100,000
Series B Preferred	3,500,000	-
Series D Preferred	5,000,000	927,514

F-15

Preferred stock activity for the period February 13, 2020 (inception) to March 31, 2022 is as follows:

	Series A		Series D
	Preferred Stock Liability		Preferred Stock Liability
	Shares	Amount	Shares	Amount
Balance, February 13, 2020 (inception)	-	$-	-	$-
Issuance of founder shares	90,000	90	-	-
Effect of merger	10,000	17,799,929	927,514	4,637,570
Change in fair value of Series A preferred liability	-	164,207,618	-	-
Balance, December 31, 2020	100,000	182,007,637	927,514	4,637,570
Change in fair value of Series A preferred liability	-	11,000,356	-	-
Balance, December 31, 2021	100,000	193,007,993	927,514	4,637,570
Issuance of RegA shares	-	-	13,000	65,000
Change in fair value of Series A preferred liability	-	2,772,692	-	-
Balance, March 31, 2022	100,000	$195,780,685	940,514	$4,702,570

The significant rights, preferences and privileges of Preferred Stock as of March 31, 2022:

Series A Preferred Stock

Conversion - Shares of Series A Preferred Stock automatically convert into shares of common stock upon the earlier of a reverse stock split or August 20, 2022. In the event of a reverse stock split, each share of Series A Preferred shall be converted into the number of common stock equal to 0.01% of the total number of shares of common stock outstanding.  As of December 31, 2020, there were 96,365,470 shares of common stock outstanding, the conversion factor upon a reverse stock split was 9,637 shares of common stock for every share of Series A Preferred, and the total number of shares that would be exchanged in the event of a reverse stock split would be 963,654,700 shares of common stock.

F-16

If there is no reverse stock split before August 20, 2022, each share of Series A Preferred shall be automatically converted into the number of common stock equal to the fair value of a share of Series A Preferred as determined by a third party valuation, but not less than $2,000.  As of the date of the Merger Agreement, the minimum value of common stock to be issued would be $200,000,000 based on 100,000 shares of Series A Preferred issued and outstanding.  The Company has evaluated this conversion feature and determined that the Series A Preferred is a liability, the carrying value as of the date of the Merger Agreement is $177,999,288 and the difference between that carrying value and $200,000,000 is to be accreted over the period from the Reverse Merger and the automatic conversion date of August 20, 2022.  For the three months ended March 31, 2022, the Company recorded accretion of Series A preferred liability of $149,091 in other expense.

There are no other rights to convert into common stock.

Dividend - Holders are not entitled to dividends, but Series A Preferred holders shall first receive, or simultaneously receive, a dividend if declared on any other class or series of capital stock.

Voting – Series A Preferred stockholders and common stockholders vote together as one class on an as converted basis.  Series A Preferred stockholders are entitled to vote on all matters and shall have the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible upon a reverse stock split. Certain actions such as mergers, acquisition, liquidation, dissolution, and the wind up of the business, must be approved by the holders of at least 95% of the then outstanding shares of Series A Preferred.

Liquidation – There are no liquidation rights.

Series B Preferred Stock

Conversion - Shares of Series B Preferred are convertible, at the option of the holder, at any time, into the number of shares of common stock equal to the Series B conversion price divided by 50% of the average closing price of a share of common stock for the 20 trading days immediately preceding the date of conversion. The Series B conversion price is initially set at $1.00 per share.

Dividend – The holders of Series B Preferred are not entitled to dividends, but Series B Preferred holders shall first receive, or simultaneously receive, a dividend if declared on any other class or series of capital stock.

F-17

Voting - The holders of Series B Preferred are not entitled to vote except for certain actions such as mergers, acquisition, liquidation, dissolution, and the wind up of the business, must be approved by the holders of at least 50% of the then outstanding shares of Series B Preferred.

Liquidation - Upon liquidation, dissolution or winding up of business, the holders of Series B Preferred are entitled to receive a liquidation preference in priority to holders of common stock at the original Series B Preferred issue price plus any accrued but unpaid dividends.  If assets available for distribution are insufficient to satisfy the liquidation payment to holders in full, assets available for distribution will be allocated among holders based on their pro rata shareholdings.

Series D Preferred Stock

Conversion - Shares of Series D Preferred are convertible, at the option of the holder, at any time, into the number of shares of common stock equal to the Series D conversion price divided by 80% of the average closing price of a share of common stock for the 20 trading days immediately preceding the date of conversion. The Series D conversion price is initial set at $4.00 per share. The Company has evaluated this conversion feature and determined that the Series D Preferred is a liability and the carrying value reflects the beneficial conversion of the 80% discount valued at $772,928.

In the event that the Company is unsuccessful in issuing additional shares of Series D Preferred, the existing holders of Series D Preferred have the right to convert each share of Series D Preferred into 4.16667 shares of Series B Preferred.

Dividends - The holders of Series D Preferred are not entitled to receive dividends nor entitled to receive a dividend if declare on any other class or series of capital stock.

Voting - The holders of Series D Preferred are not entitled to vote except for certain actions such as mergers, acquisition, liquidation, dissolution, and the wind up of the business, must be approved by the holders of at least 50% of the then outstanding shares of Series D Preferred.

Liquidation - Upon liquidation, dissolution or winding up of business, the holders of Series D Preferred are entitled to receive a liquidation preference in priority to holders of common stock at the original Series D issue price of $5.00 per share.  If assets available for distribution are insufficient to satisfy the liquidation payment to holders in full, assets available for distribution will be allocated among holders based on their pro rata shareholdings.

F-18

8. STOCKHOLDERS’ DEFICIT

Common Stock

As of December 31, 2021, the Company has authorized 1,000,000,000 shares of Common Stock.

For the period ending March 31, 2021, the Company awarded 250,000 shares of Common Stock to a consultant for services and 28,858 shares for a conversion. The fair value of the awards were based on the most recent closing prices of the Common Stock on the respective award dates. The aggregate fair value totaled $191,319.

Rights of Common Stock

The holders of the common stock are entitled to one vote for each share of common stock. Subject to the payment in full of all preferential dividends to which the holders of the Preferred Stock are entitled, the holders of common stock shall be entitled to receive dividends out of funds legally available. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment or provision for payment of all debts and liabilities of the Company and all preferential amounts to which the holders of Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of common stock shall be entitled to share ratably in the remaining assets of the Company available for distribution.

9. RELATED PARTY TRANSACTIONS

In 2020, the Company agreed to issue 1,927,310 shares of common stock to its board members for no consideration. These shares have not been issued as of March 31, 2022. The Company determined fair value for its common stock based on the closing price in the public market. Based on the fair value of the Company’s common stock on each the date each of the board member agreements entered that the aggregate liability for the awards in 2020 total $277,533 and has recorded a related non-cash expense in the statement of operations under general and administrative.

In 2021, the Company agreed to issue 528,458 shares of common stock to its new board members for no consideration. These shares have not been issued as of March 31, 2022. The Company determined fair value for its common stock based on the closing price in the public market.  Based on the fair value of the Company’s common stock on each the date each of the board member agreements entered that the aggregate liability for the awards in 2021 total $549,008 and has recorded a related non-cash expense in the statement of operations under general and administrative.

F-19

10. NET LOSS PER SHARE

Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.

Diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted method based on the nature of such securities. The Company has reported net losses for all periods presented, therefore diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Basic and diluted net loss per share attributable to common stockholders was calculated at March 31, 2022 and 2021 as follows:

	For the three months ended
	March 31, 2022	March 31, 2021

Numerator:
Net loss	$(3,943,725)	$(378,018)
Denominator:
Weighted average common shares outstanding, basic and diluted	97,671,336	96,365,470
Net loss per common share, basic and diluted	$(0.04)	$-

The following table sets forth the potentially dilutive securities that have been excluded from the calculation of diluted net loss per share because to include them would be anti-dilutive (in common stock equivalent shares) at March 31, 2022 and 2021:

	As of March 31,
	2021	2021
Series A Preferred	200,000,000	200,000,000
Series B Preferred	-	-
Series D Preferred	3,710,056	3,710,056
Total shares of common stock equivalents	203,710,056	449,581,674

11. SUBSEQUENT EVENTS

The Company has concluded that no subsequent events have occurred that require disclosure.

Please confirm that the Company no longer has this lease, therefore this paragraph can be removed.

F-20

STELLA DIAGNOSTICS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$1,248	$38,057
Prepaid expenses and other current assets	583	-
Total current assets	1,831	38,057
Total assets	$1,831	$38,057

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,070,396	$228,895
Accrued expenses	6,299,540	4,344,517
Promissory notes payable	646,255	161,335
Convertible notes payable, current portion	1,486,793	1,209,849
Derivative liability	5,186,128	4,589,765
Series D preferred liability	4,637,570	4,637,570
Common stock settleable liability	826,541	277,533
Simple agreements for future equity	30,000	40,000
Total current liabilities	20,183,223	15,489,464
Convertible notes payable, net of current portion	271,807	271,807
Series A preferred liability	193,007,993	182,007,637
Total liabilities	213,463,023	197,768,908

Commitments and contingencies

Stockholders’ deficit:
Common stock, par value $0.0001; 1,000,000,000 authorized, 97,550,655 and 96,365,470 shares issued and outstanding as of December 31, 2021 and 2020, respectively	9,755	9,637
Additional paid-in capital	910,066	-
Accumulated deficit	(214,381,013)	(197,740,488)
Total stockholders’ deficit	(213,461,192)	(197,730,851)
Total liabilities and stockholders’ deficit	$1,831	$38,057

The accompanying notes are an integral part of these consolidated financial statements.

F-21

STELLA DIAGNOSTICS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

 (Unaudited)

	For the period ended	Period from February 13, 2020 (Inception) to
	December 31, 2021	December 31, 2020
Operating expenses:
Research and development	$598,418	$55,301
General and administrative	4,141,600	471,388
Total operating expenses	4,740,019	526,689

Other income (expense):
Interest income	-	-
Interest expense	(303,788)	(73,802)
Change in fair value of derivative liability	(596,363)	(201,986)
Change in fair value of Series A preferred liability	(11,000,356)	(164,207,618)
Accretion of Series A preferred liability	-	-
Total other expense	(11,900,506)	(164,483,406)

Net loss	$(16,640,525)	$(165,010,095)
Net loss per common share, basic and diluted	$(0.17)	$(4.15)
Weighted average common shares outstanding, basic and diluted	96,365,470	39,803,129

The accompanying notes are an integral part of these consolidated financial statements.

F-22

STELLA DIAGNOSTICS, INC.

 CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Period Ended December 31, 2021 and the Period from February 13, 2020 (Inception) to December 31, 2021

(Unaudited)

	Common Stock
	Shares	Par	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2020	96,365,470	$9,637	$-	$(197,740,488)	$(197,730,851)
Issuance of common stock	1,185,185	118	910,066	-	910,184
Net loss	-	-	-	(16,640,525)	(16,640,525)
Balance, December 31, 2021	97,550,655	$9,755	$910,066	$(214,381,013)	$(213,461,192)

Balance, February 13, 2020 (inception)	-	$-	$-	$-	$-
Effect of merger	96,365,470	9,637	-	(32,730,393)	(32,720,756)
Net loss	-	-	-	(165,010,095)	(165,010,095)
Balance, December 31, 2020	96,365,470	$9,637	$-	$(197,740,488)	$(197,730,851)

The accompanying notes are an integral part of these consolidated financial statements.

F-23

STELLA DIAGNOSTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the period ended December 31, 2021	Period from February 13, 2020 (Inception) to December 31, 2020
Cash flows from operating activities:
Net loss	$(16,640,525)	$(165,010,095)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation
Stock-based compensation	910,184	-
Non-cash share settleable board compensation	549,008	277,533
Change in fair value of derivative liability	596,363	201,986
Change in fair value of Series A preferred liability	11,000,356	164,207,618
Non-cash interest expense	303,788	73,802
Changes in operating assets and liabilities:
Prepaid expense and other current assets	(583)	-
Accounts payable	971,577	14,243
Accrued expenses	1,955,023	72,970
Net cash used in operating activities	(354,809)	(161,943)

Cash flows from financing activities:
Proceeds from issuance of promissory notes	318,000	160,000
Proceeds from future equity	-	40,000
Net cash provided by financing activities	318,000	200,000

Net increase in cash and cash equivalents	(36,809)	38,057
Cash and cash equivalents, beginning of period	38,057	-
Cash and cash equivalents, end of period	$1,248	$38,057

Non-cash financing costs:
Liabilities assumed in connection with acquisition	$-	$10,283,167
Issuance of Series A Preferred stock in connection with acquisition	$-	$17,799,929
Issuance of Series D Preferred stock in connection with acquisition	$-	$4,637,570
Issuance of common stock in connection with acquisition	$-	$9,637

The accompanying notes are an integral part of these consolidated financial statements.

F-24

STELLA DIAGNOSTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 and 2020

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

JMD Properties, Inc. (“JMD”) was incorporated in 1992 in the State of Delaware, under the name Harbour Capital Corp. On January 18, 2008, the company redomiciled in the State of Florida and on July 5, 2013 redomiciled in the State of Wyoming. Since its incorporation, it changed its name to SuperPro Vending Group, Inc., then to AFA Music Group, Ltd., then to 3D Eye Solutions, Inc., then to Oak River Technology briefly and then reverted back to 3D Eye Solutions, Inc., thereafter to JMD Properties, Inc.

On August 20, 2020, pursuant to an Agreement and Plan of Merger, JMD Properties, Inc. and JMD Merger Sub LLC acquired 100% of the issued and outstanding membership units of Stella Diagnostics, LLC, a Delaware limited liability company (“Stella LLC”), that intends to operate as a molecular diagnostics organization for cancerous and precancerous indications. See Note 3 for additional discussion of the transaction.

On August 25, 2020, JMD Properties, Inc. changed its name to Stella Diagnostics, Inc.

Stella Diagnostics, Inc. and Stella Diagnostics LLC (collectively the “Company”) is a research diagnostics company dedicated to developing molecular diagnostics tools and new drug targets for esophagus diseases and is headquartered in Salt Lake City, Utah and maintains its corporate registration in Wyoming

Stella Diagnostics LLC was formed on February 13, 2020.

Reverse Merger

On August 20, 2020, JMD Properties, Inc. (“JMD”) acquired 100% of the issued and outstanding membership units of Stella Diagnostics LLC pursuant to a merger between the companies (“Transaction” or “Reverse Merger”). Upon consummation of the Transaction, JMD adopted the business plan of Stella Diagnostics LLC and discontinued the pursuit of JMD’s business plan pre-closing. In connection with the Transaction, JMD agreed to acquire all of the outstanding units of Stella Diagnostics LLC in exchange for the issuance of an aggregate 90,000 shares of JMD’s Series A Preferred Stock, representing 90% of its outstanding shares of Series A Preferred Stock. As a result of the Transaction, Stella Diagnostics LLC became a wholly-owned subsidiary of JMD. While JMD was the legal acquirer in the Transaction, Stella Diagnostics LLC was deemed the accounting acquirer. Stella Diagnostics LLC changed its name to Stella DX LLC on August 20, 2020. Immediately after giving effect of the Transaction, JMD changed its name to Stella Diagnostics, Inc.

The financial statements of the Company reflect the operations of Stella Diagnostics LLC as the acquirer for accounting purposes, together with the deemed issuance of shares, equivalent to the shares held by the stockholders of the legal acquirer, JMD, prior to the Transaction, and the recapitalization of the equity of the accounting acquirer. The financial statements include the accounts of the Company since the effective date of the Reverse Merger and the accounts of Stella Diagnostics LLC since inception.

Note 2 – Summary of significant accounting policies

Basis of Presentation

The accompanying financial statements are prepared in conformity with accounting principles general accepted in the United States of America (“GAAP”).

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Stella Diagnostics, Inc. and its wholly owned subsidiary Stella DX LLC. All intercompany balances and transactions have been eliminated in the consolidated financial statements.

Segments

Management has concluded it has a single reporting segment for purposes of reporting financial condition and results of operations.

F-25

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses, and the disclosure of contingent assets and liabilities as of and during the reporting period. The Company bases its estimates and assumptions on various factors that it believes to be reasonable under the circumstances. The Company assesses estimates on an ongoing basis; however, actual results could materially differ from those estimates.  Significant items subject to such estimates and assumptions include fair value of stock-based compensation expense and derivative liabilities.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. Periodically, the Company may maintain deposits in financial institutions in excess of government insured limits. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality, and the Company has not experienced any losses on these deposits.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value of Financial Instruments

The Company follows the guidance prescribed by FASB Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements (“ASC 820”), which establishes the following hierarchy that prioritizes the inputs used to measure fair value:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•

Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). Fair value is defined as the proceeds that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.

Research and Development Costs

Research and development costs are charged to expense as incurred. Research and development costs consist of expenses incurred in performing research and development activities, including salaries and benefits, materials and supplies, preclinical expenses, stock‑based compensation expense, depreciation of equipment, contract services, and other outside expenses. Costs for certain development activities are recognized based on an evaluation of the progress to completion of specific tasks using information provided to the Company by its vendors on their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the financial statements as prepaid or accrued research and development.  The capitalized amounts are expensed as the related goods are delivered or services are performed.

Leases

The Company applies the provisions of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2016-02, “Leases” (“ASC 842) to all leases.  At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on specific facts and circumstances, the existence of an identified asset(s), if any, and the Company’s control over the use of the identified asset(s), if applicable. Operating lease liabilities and their corresponding right‑of‑use assets are recorded based on the present value of future lease payments over the expected lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company will utilize the incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

The Company has elected not to separate lease and non‑lease components as a single component. Operating leases are recognized on the balance sheet as ROU lease assets, lease liabilities current and lease liabilities non‑current. Fixed rents are included in the calculation of the lease balances while variable costs paid for certain operating and pass‑through costs are excluded. Lease expense is recognized over the expected term on a straight‑line basis.

F-26

Beginning in November 2020, the Company entered into a virtual office lease in New York City, New York, for the purposes of maintaining a mailing address at a cost of $59 per month.  The initial term of the lease was for six months and automatically renews on a month-to-month basis thereafter. Short-term operating leases, which have an initial term of 12 months or less are not recorded on the statement of financial condition in accordance with the practical expedient provided in ASC 842.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s financial statements and tax returns. Deferred tax assets and liabilities are determined based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards, using enacted tax rates expected to be in effect in the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. The Company determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, none of the benefit attributable to the position is recognized. The tax benefit to be recognized for any tax position that meets the more‑likely‑than‑not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes.

Convertible Preferred Stock

The Company has classified Series A and Series D Preferred Stock as liabilities in the accompanying balance sheet, in accordance with ASC 480, as the shares represent fixed monetary amounts known at inception. Therefore, the Series A and Series D Preferred Stock are considered share-settled liabilities.  The Series A and Series D Preferred Stock were initially recorded at fair value and are adjusted to fair value each reporting period with changes reflected in the Statement of Operations.  The Company has recorded a portion of the initial carrying value of the Series D Preferred Stock as part of the merger transaction (see Note 3).

Stock‑based Compensation

The Company accounts for stock options granted in accordance with Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation, or ASC 718.  The Company recognizes compensation expense for awards to employees and nonemployees based on the grant date fair value of stock‑based awards on a straight‑line basis over the period during which an award holder provides service in exchange for the award. For awards subject to performance conditions, the Company recognizes compensation expense using an accelerated recognition method over the remaining service period when management determines that achievement of the milestone is probable. Management evaluates when the achievement of a performance-based milestone is probable based on the expected satisfaction of the performance conditions as of the reporting date. The fair value is calculated using the Black‑Scholes option pricing model. The Company recognizes stock-based award forfeitures as they occur rather than estimating a forfeiture rate in accordance with the guidance per ASU No. 2016-09.

Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Coronavirus Considerations

In December 2019, a novel strain of coronavirus (SARS-CoV-2), which causes COVID-19, was reported to have surfaced in China. In March 2020, the World Health Organization declared the outbreak of COVID-19 to be a pandemic, and the world's economies began to experience pronounced effects. Despite the FDA approval of multiple COVID-19 vaccines in late 2020, there remains uncertainty around the extent and duration of disruption and any future related financial impact cannot be reasonably estimated at this time. The actual and perceived impact of the COVID-19 pandemic is changing daily, and its ultimate effect on the Company cannot be predicted. As a result, there can be no assurance that the Company will not experience negative impacts associated with COVID-19, which could be significant. The COVID-19 pandemic may negatively impact the Company’s business, financial condition and results of operations by decreasing or delaying the enrollment of patients in the Company’s clinical trials or otherwise causing interruptions or delays in the Company’s programs and services.

F-27

Subsequent Events

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

Income Taxes – In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in the existing guidance for income taxes and making other minor improvements. The amendments are effective for annual reporting periods beginning after December 15, 2020 with early adoption permitted. The Company does not expect the adoption of ASU No. 2019-12 to have a significant impact on its financial statements.

Convertible Notes – In September 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40); Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which addresses the complexity in accounting for certain financial instruments with characteristics of liabilities and equity.  The amendments are effective for annual reporting periods beginning after December 15, 2021 with early adoption permitted. The Company does not expect the adoption of ASU No. 2020-06 to have a significant impact on its financial statements.

Earnings Per Share – In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40), which addresses accounting for modifications or exchanges of freestanding equity-classified instruments that remain equity classified after modification or exchange.  The amendments are effective for annual reporting periods beginning after December 15, 2021, including interim periods within those fiscal years. The Company does not expect the adoption of ASU No. 2021-04 to have a significant impact on its financial statements.

Note 3 – Reverse Merger

As described in Note 1, the Reverse Merger was accounted for as a reverse recapitalization per ASC Topic 805, “Business Combinations” (“ASC 805”). Under reverse capitalization accounting, Stella Diagnostics LLC is considered the acquirer for accounting and financial reporting purposes and assumed the liabilities of JMD. The liabilities assumed by Stella Diagnostics LLC are reported at their historical amounts. The financial statements of the Company reflect the operations of Stella Diagnostic LLC for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer to those former stockholders and a recapitalization of the equity of the accounting acquirer. The annual consolidated financial statements include the accounts of the Company since the effective date of the reverse capitalization and the accounts of Stella Diagnostics LLC since inception.

The following summarizes the estimated fair value of the liabilities assumed at the date of the Reverse Merger:

Accounts payable	$214,652
Accrued expenses	4,271,547
Convertible notes payable	1,409,190
Derivative liability	4,387,779
Series A preferred liability	17,800,019
Series D preferred liability	4,637,570
$32,720,756

No assets were assumed as part of the Reverse Merger.

Note 4 – Accrued expenses

Accrued expenses at December 31, 2021 and 2020 consisted of the following:

	December 31,	December 31,
	2021	2020

Accrued salaries pre-merger	$3,833,787	$3,833,787
Accrued salaries post-merger	1,550,000	-
Accrued interest pre-merger	437,760	437,760
Accrued board fees	442,304	66,872
Accrued other	35,689	6,098
	$6,299,540	$4,344,517

F-28

Note 5 – Fair value measurements

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued expenses, promissory notes, convertible notes and the derivative liability related to the convertible notes. The carrying amount of cash and cash equivalents, accounts payable and accrued expenses is considered a reasonable estimate of fair value due to the short-term nature of those instruments.

Level 3 financial instruments

Convertible Notes - The derivative liability related to the convertible notes (see Note 6) and its embedded beneficial conversion feature for the settlement of the notes upon a qualified financing or voluntary event was valued at $4,387,779 as of the date of the Merger Agreement using a present value calculation of the conversion feature. The valuation is based on the following inputs (primarily Level 3): the estimated probability of certain qualified financing events occurring ranging from 25% to 75%, the discount awarded upon conversion ranging from 50% to 80% and a discount rate of 6%. An increase in these inputs may result in a higher fair value and an increase in the expense from a change in fair value of the derivative liability.

The following table presents a roll forward for the embedded beneficial conversion feature using significant unobservable inputs (Level 3) for the period from the Merger Agreement of August 20, 2020 to December 31, 2020:

Fair value of embedded derivative liability as of August 20, 2020	$4,387,779
Change in fair value of derivative liability	201,986
Fair value of embedded derivative liability as of December 31, 2020	4,589,765
Change in fair value of derivative liability	596,363
Fair value of embedded derivative liability as of December 31, 2021	$5,186,128

Series A Liabilities – The carrying value of Series A liabilities (see Note 7) is the fair value using a present value calculation of the redemption feature.  The valuation is based on the following inputs (primarily Level 3): the redemption floor of $2,000 per share and a discount rate of 6%. An increase in the redemption value may result in a higher fair value and an increase in the expense from a change in fair value of Series A liabilities.

Series D Liabilities – The carrying value of Series D liabilities (see Note 7) is the fair value of the conversion feature.  The valuation is based on the following inputs (primarily Level 3): the estimated probability of certain voluntary elections or financing events of 0% to 100%, respectively, and the discount awarded upon conversion of 20%.  An increase in the discount awarded upon conversion may result in a higher fair value and a charge to expense from a change in fair value of Series D liabilities.

Note 6 – Debt

Convertible Notes

In conjunction with the Reverse Merger, the Company assumed several convertible note agreements (“Convertible Notes”), which were issued at various dates between June 2014 and July 2017, totaling an aggregate of $1,321,957 of which 201,957 is from related parties. Interest is accruing on the Convertible Notes at original annual interest rates ranging from 5% to 10% with maturity dates through June 2025. For the Convertible Notes in which the maturity dates were prior to December 31, 2020, the interest rates have increased to the default annual rate of 18%.

The Convertible Notes contain conversion features, which include qualified financing and voluntary conversions. Some of the Convertible Notes included a provision whereby the Convertible Notes could be automatically convertible upon a qualified financing, at the election of the Company, at a conversion rate ranging from 50% to 70% of the per share price paid by investors in the financing. At certain times ranging from immediate to 1 year after issuance. The Convertible Notes were eligible for voluntary conversion into Common Stock at certain times ranging from immediate to 1 year after issuance, at a conversion rate ranging from 20% to 70% of the value per share of either the average trading prices over various periods or the future issuance of Common Stock.

F-29

The Company evaluated the settlement feature included within the Convertible Notes and determined that none of the features was predominant. Also, the Company determined that the features met the definition of a derivative and required bifurcation. The derivative was recorded at fair value based on the occurrence of a triggering event taking place during the term of these Convertible Notes.

As of August 20, 2020 and December 31, 2020, accrued interest on the Convertible Notes totaled $463,646 and $507,892, respectively. Accrued interest on the Convertible Notes from related parties as of December 31, 2020 was $212,098. For the period from August 20, 2020 and December 31, 2020, the Company has recorded interest expense was $72,467 of which $36,958 was from notes from related parties and of which $28,220 is from the amortization of the discount related to recording the original derivative.

The following table shows the maturity of convertible notes over the next five years:

Principal due in year:
2021	$701,957
2022	-
2023	-
2024	-
2025	620,000
1,321,957
Accrued interest as of December 31, 2021	597,838
$1,919,795

The following table shows changes to the carrying values of the Convertible Notes and associated embedded derivatives for the period August 20, 2020 to December 31, 2021:

	Convertible Notes and Accrued Interest	Derivative Liability

Balance at August 20, 2020	$1,409,190	$4,387,779
Additional accrued interest	44,246	-
Accretion of debt discount	28,220	-
Change in fair value of derivative	-	201,986
Balance at December 31, 2020	1,481,656	4,589,765
Additional accrued interest	119,928	-
Accretion of debt discount	157,016	-
Change in fair value of derivative	-	596,363
Balance at December 31, 2021	$1,758,600	$5,186,128

Promissory Notes

During the period ended December 31, 2020, the Company entered into promissory note agreements totaling an aggregate of $160,000 (the “Promissory Notes”) of which $30,000 was from related parties. The Promissory Notes bear interest at 4.00% and mature one year from the issue date. The holders of the Promissory Notes may exchange the principal and accrued interest for securities sold by the Company in a Reg A offering.  In addition, the holders of the Promissory Notes and the Company have agreed to continue accruing interest after the maturity date. For the periods ended December 31, 2021 and 2020, the Company recorded accrued interest on the Promissory Notes of $12,392 and $1,335, respectively.

Simple Agreements for Future Equity

In July and August 2020, the Company received an aggregate of $40,000 in exchange for entering into a Simple Agreement for Future Equity (“SAFE”) with two investors.  Upon the completion of an equity financing of Preferred Stock, the SAFE proceeds will convert into the Preferred stock at a 20% discount.  If there is no equity financing within one year from receiving the SAFE proceeds, the investors may elect to convert the SAFE proceeds into the most recent financing at a 20% discount or receive their proceeds plus interest at an annual rate of 8%.  If no election is made by the investor, the SAFE term extends for an additional six months.  The Company has evaluated the SAFE agreements and determined they are liabilities.

F-30

Note 7 – Preferred stock liabilities

In conjunction with the formation of the Company in February 2020 and after giving effect to the Reverse Merger, 90,000 shares of Series A Preferred Stock were issued for aggregate proceeds of $90. In conjunction with the Merger Agreement, an additional 10,000 shares of Series A Preferred Stock and 927,514 shares of Series D Preferred Stock were recorded at a carrying value of $17,799,929 and $4,637,570, respectively.  There are no Series B Preferred shares issued or outstanding.

On September 1, 2020, the Company filed an amendment to the Certificate of Designation to reduce the authorized shares of Series B Preferred Stock from 10,000,000 shares to 3,500,000 shares.

As of December 31, 2020, the Company’s Preferred Stock consists of the following:

	Shares Authorized	Shares Issued and Outstanding

Series A Preferred	100,000	100,000
Series B Preferred	3,500,000	-
Series D Preferred	5,000,000	927,514

Preferred stock activity for the period February 13, 2020 (inception) to December 31, 2021 is as follows:

	Series A		Series D
	Preferred Stock Liability		Preferred Stock Liability
	Shares	Amount	Shares	Amount
Balance, February 13, 2020 (inception)	-	$-	-	$-
Issuance of founder shares	90,000	90	-	-
Effect of merger	10,000	17,799,929	927,514	4,637,570
Change in fair value of Series A preferred liability	-	164,207,618	-	-
Balance, December 31, 2020	100,000	182,007,637	927,514	4,637,570
Change in fair value of Series A preferred liability	—	11,000,356	—	—
Balance, December 31, 2021	100,000	$193,007,993	927,514	$4,637,570

The significant rights, preferences and privileges of Preferred Stock as of December 31, 2021:

Series A Preferred Stock

Conversion - Shares of Series A Preferred Stock automatically convert into shares of common stock upon the earlier of a reverse stock split or August 20, 2022.  In the event of a reverse stock split, each share of Series A Preferred shall be converted into the number of common stock equal to 0.01% of the total number of shares of common stock outstanding.  As of December 31, 2020, there were 96,365,470 shares of common stock outstanding, the conversion factor upon a reverse stock split was 9,637 shares of common stock for every share of Series A Preferred, and the total number of shares that would be exchanged in the event of a reverse stock split would be 963,654,700 shares of common stock.

If there is no reverse stock split before August 20, 2022, each share of Series A Preferred shall be automatically converted into the number of common stock equal to the fair value of a share of Series A Preferred as determined by a third party valuation, but not less than $2,000.  As of the date of the Merger Agreement and December 31, 2020, the minimum value of common stock to be issued would be $200,000,000 based on 100,000 shares of Series A Preferred issued and outstanding.  The Company has evaluated this conversion feature and determined that the Series A Preferred is a liability, the carrying value as of the date of the Merger Agreement is $177,999,288 and the difference between that carrying value and $200,000,000 is to be accreted over the period from the Reverse Merger and the automatic conversion date of August 20, 2022.  During 2020, the Company has recorded accretion of Series A preferred liability totaling $4,008,349 in other expense and increased the carrying value of Series A Preferred.

There are no other rights to convert into common stock.

F-31

Dividend - Holders are not entitled to dividends, but Series A Preferred holders shall first receive, or simultaneously receive, a dividend if declared on any other class or series of capital stock.

Voting – Series A Preferred stockholders and common stockholders vote together as one class on an as converted basis.  Series A Preferred stockholders are entitled to vote on all matters and shall have the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible upon a reverse stock split. Certain actions such as mergers, acquisition, liquidation, dissolution, and the wind up of the business, must be approved by the holders of at least 95% of the then outstanding shares of Series A Preferred.

Liquidation – There are no liquidation rights.

Series B Preferred Stock

Conversion - Shares of Series B Preferred are convertible, at the option of the holder, at any time, into the number of shares of common stock equal to the Series B conversion price divided by 50% of the average closing price of a share of common stock for the 20 trading days immediately preceding the date of conversion. The Series B conversion price is initially set at $1.00 per share.

Dividend – The holders of Series B Preferred are not entitled to dividends, but Series B Preferred holders shall first receive, or simultaneously receive, a dividend if declared on any other class or series of capital stock.

Voting - The holders of Series B Preferred are not entitled to vote except for certain actions such as mergers, acquisition, liquidation, dissolution, and the wind up of the business, must be approved by the holders of at least 50% of the then outstanding shares of Series B Preferred.

Liquidation - Upon liquidation, dissolution or winding up of business, the holders of Series B Preferred are entitled to receive a liquidation preference in priority to holders of common stock at the original Series B Preferred issue price plus any accrued but unpaid dividends.  If assets available for distribution are insufficient to satisfy the liquidation payment to holders in full, assets available for distribution will be allocated among holders based on their pro rata shareholdings.

Series D Preferred Stock

Conversion - Shares of Series D Preferred are convertible, at the option of the holder, at any time, into the number of shares of common stock equal to the Series D conversion price divided by 80% of the average closing price of a share of common stock for the 20 trading days immediately preceding the date of conversion. The Series D conversion price is initial set at $4.00 per share. The Company has evaluated this conversion feature and determined that the Series D Preferred is a liability and the carrying value reflects the beneficial conversion of the 80% discount valued at $772,928.

In the event that the Company is unsuccessful in issuing additional shares of Series D Preferred, the existing holders of Series D Preferred have the right to convert each share of Series D Preferred into 4.16667 shares of Series B Preferred.

Dividends - The holders of Series D Preferred are not entitled to receive dividends nor entitled to receive a dividend if declare on any other class or series of capital stock.

Voting - The holders of Series D Preferred are not entitled to vote except for certain actions such as mergers, acquisition, liquidation, dissolution, and the wind up of the business, must be approved by the holders of at least 50% of the then outstanding shares of Series D Preferred.

Liquidation - Upon liquidation, dissolution or winding up of business, the holders of Series D Preferred are entitled to receive a liquidation preference in priority to holders of common stock at the original Series D issue price of $5.00 per share.  If assets available for distribution are insufficient to satisfy the liquidation payment to holders in full, assets available for distribution will be allocated among holders based on their pro rata shareholdings.

Note 8 – Stockholders’ deficit

Common Stock

As of December 31, 2020, the Company has authorized 1,000,000,000 shares of Common Stock.

F-32

Between January 2021 and April 2021, the Company awarded 1,185,185 shares of Common Stock in lieu of cash to two consultants for services. The fair value of the awards was based on the most recent closing price of the Common Stock on the respective award dates.  The aggregate fair value totaled $910,185.

Rights of Common Stock

The holders of the common stock are entitled to one vote for each share of common stock. Subject to the payment in full of all preferential dividends to which the holders of the Preferred Stock are entitled, the holders of common stock shall be entitled to receive dividends out of funds legally available. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment or provision for payment of all debts and liabilities of the Company and all preferential amounts to which the holders of Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of common stock shall be entitled to share ratably in the remaining assets of the Company available for distribution.

Note 9 – Related party transactions

Between August 2020 and November 2020, the Company agreed to issue 1,927,310 shares of common stock to its board members for no consideration. These shares have not been issued as of December 31, 2021. The Company determined fair value for its common stock based on the closing price in the public market.  Based on the fair value of the Company’s common stock on each the date each of the board member agreements entered that the aggregate liability for the awards in 2020 total $277,533 and has recorded a related non-cash expense in the statement of operations under general and administrative.

Between February 2021 and August 2021, the Company agreed to issue 480,382 shares of common stock to its new board members for no consideration. These shares have not been issued as of December 31, 2021. The Company determined fair value for its common stock based on the closing price in the public market.  Based on the fair value of the Company’s common stock on each the date each of the board member agreements entered that the aggregate liability for the awards for the period ending December 31, 2021 total $549,008 and has recorded a related non-cash expense in the statement of operations under general and administrative.

Note 10 – Net loss per share

Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.

Diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted method based on the nature of such securities.  The Company has reported net losses for all periods presented, therefore diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Basic and diluted net loss per share attributable to common stockholders was calculated at December 31, 2021 and 2020, as follows:

	For the period ended	Period from February 13, 2020 (Inception) to
	December 31, 2021	December 31, 2020

Numerator:
Net loss	$(16,640,525)	$(165,010,095)
Denominator:
Weighted average common shares outstanding, basic and diluted	96,365,470	39,803,129
Net loss per common share, basic and diluted	$(0.17)	$(4.15)

The following table sets forth the potentially dilutive securities that have been excluded from the calculation of diluted net loss per share because to include them would be anti-dilutive (in common stock equivalent shares) at December 31, 2021 and 2020:

	As of December 31,
	2021	2020
Series A Preferred	266,600,000	439,500,000
Series B Preferred	-	-
Series D Preferred	9,275,140	10,081,674
Total shares of common stock equivalents	275,875,140	449,581,674

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Note 11 – Income taxes

A reconciliation of the effect of applying the federal statutory rate of 21% to the net loss and the effective income tax rate of 0% applies for the years ended December 31, 2021 and 2020.

Federal net operating losses carryforwards (“NOL’s”) arising in tax years ending after December 31, 2017 were initially limited to 80% of taxable income and are carried forward indefinitely. However, due to the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, enacted on March 27, 2020, losses generated for tax years beginning after December 31, 2017 and before January 1, 2021 are no longer subject to the 80% limitation. The Company has no income tax expense due to operating losses incurred for the period February 13, 2020 (inception) to December 31, 2020. The Company has provided a valuation allowance on net deferred tax assets as, based on all available evidence, it is considered more likely than not that all the recorded deferred tax assets will not be realized in a future period.

As of December 31, 2020, the Company has federal, state and city NOL’s of $256,086, each.  Certain of these federal, state and city NOL’s may be subject to Internal Revenue Code (“IRC”) Section 382 or similar provisions, which impose limitations on their utilization amounts.

The Company files tax returns in the United States, New York, and New York City, and all tax years since inception remain open to examination by the major taxing jurisdictions to which the Company is subject, as carryforward attributes generated in years past may still be adjusted upon examination by the Internal Revenue Service (IRS) or other authorities if they have or will be used in a future period. The Company is not currently under examination by the IRS or any other jurisdictions for any tax years.

As of December 31, 2021, the Company had no uncertain tax positions. The Company has elected to recognize interest and penalties related to income tax matters as a component of income tax expense, of which no interest or penalties were recorded for the period from February 13, 2020 (inception) to December 31, 2021.

Note 12 – Subsequent Event

The Company has concluded that no subsequent events have occurred that require disclosure.

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PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1**	Broker-Dealer Agreement by and between Stella Diagnostics, Inc. and Dalmore Group, LLC
2.1**	Articles of Incorporation of Stella Diagnostics, Inc., as amended
2.2**	Series A Designation of Articles of Incorporation of Stella Diagnostics, Inc.
2.3**	Series B Designation of Articles of Incorporation of Stella Diagnostics, Inc.
2.4**	Series D Designation of Articles of Incorporation of Stella Diagnostics, Inc.
4.1**	Form of Subscription Agreement
6.1**	Agreement and Plan of Merger dated as of August 20, 2020
6.2**	Employment Agreement with Dr. Joe Abdo
6.3**	Consulting Agreement with DEVKI PLLC
6.4**	Board of Director Agreements with each current Director
6.5**	Master Contract Services Agreement made on February 1, 2021 by and between Stella Diagnostics, Inc. and Mprobe, Inc.
6.6**	Collaborative Research Agreement, dated February 8, 2021, made by and between Mayo Clinic and Stella Diagnostics, Inc.
6.7**	Collaborative Research Agreement, dated January 14, 2021, made by and between the University of Kansas Medical Center and Stella Diagnostics, Inc.
12.1	Opinion of McMurdo Law Group, LLC

_______________

** Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on June 15, 2022.

STELLA DIAGNOSTICS INC.

By:	/s/ David Seaburg
David Seaburg
CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Seaburg	Director and Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)	June 15, 2022
David Seaburg

/s/ Joseph Abdo	Officer	June 15, 2022
Joseph Abdo

/s/ Seth Platt	Director	June 15, 2022
Seth Platt

/s/ Peter Cohen	Director	June 15, 2022
Peter Cohen

This amendment is not complete without, and may not be delivered or used except in connection with, the Offering Circular, including the disclosures incorporated by reference therein and all amendments or supplements thereto. The information included in this amendment modifies and supersedes, in part, the information contained in the Offering Circular. Any information that is modified or superseded in the Offering Circular shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded by this supplement.

The Company may further amend or supplement the Offering Circular from time to time by filing additional amendments or supplements as required. You should read the entire Offering Circular, including the disclosure incorporated by reference therein, and any amendments or supplements carefully before you make an investment decision.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

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